                                                                    EXHIBIT 4.34
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                             KATZ MEDIA CORPORATION

                   -------------------------------------------

                             SERIES A AND SERIES B

                   10 1/2% SENIOR SUBORDINATED NOTES DUE 2007

                   -------------------------------------------


                             -------------------

                         AMENDED AND RESTATED INDENTURE

                         DATED AS OF DECEMBER 19, 1996

                           AMENDED AND RESTATED AS OF

                                OCTOBER 28, 1997

                             -------------------

                    American Stock Transfer & Trust Company

                                    Trustee

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                               TABLE OF CONTENTS

                                                                                                                      PAGE
                                                                                                                      ----
ARTICLE 1.       DEFINITIONS AND INCORPORATION BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                 Section 1.01. Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 Section 1.02. Other Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 Section 1.03. Incorporation by Reference of Trust Indenture Act  . . . . . . . . . . . . . . . . . .  13
                 Section 1.04. Rules of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 2.       THE NOTES    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                 Section 2.01. Form and Dating  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 Section 2.02. Execution and Authentication . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 Section 2.03. Registrar and Paying Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 Section 2.04. Paying Agent to Hold Money in Trust  . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 Section 2.05. Holder Lists   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 Section 2.06. Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 Section 2.07. Replacement Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 Section 2.08. Outstanding Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 Section 2.09. Treasury Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 Section 2.10. Temporary Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 Section 2.11. Cancellation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 Section 2.12. Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 Section 2.13. Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 Section 2.14. CUSIP Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE 3.       REDEMPTION AND PREPAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                 Section 3.01. Notices to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 Section 3.02. Selection of Notes to be Redeemed or Purchased . . . . . . . . . . . . . . . . . . . .  26
                 Section 3.03. Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 Section 3.04. Effect of Notice of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Section 3.05. Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Section 3.06. Notes Redeemed in Part   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Section 3.07. Optional Redemption Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Section 3.08. Mandatory Purchase Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE 4.       COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                 Section 4.01. Payment of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 Section 4.02. Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 Section 4.03. Compliance Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 Section 4.04. Stay, Extension and Usury Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 Section 4.05. Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 Section 4.06. Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 Section 4.07. Incurrence of Indebtedness and Issuance of Preferred Stock . . . . . . . . . . . . . .  33
                 Section 4.08. Transactions With Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 Section 4.09. Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 Section 4.10. Compliance With Laws, Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 Section 4.11. Dividend and Other Payment Restrictions Affecting Subsidiaries . . . . . . . . . . . .  34
                 Section 4.12. Maintenance of Office or Agencies  . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 Section 4.13. Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

                                      i

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
                 Section 4.14. Asset Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 Section 4.15. Additional Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 Section 4.16. Activities of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 Section 4.17. No Senior Subordinated Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 Section 4.18. Asset Swaps  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE 5.       SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                 Section 5.01. Merger, Consolidation or Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . .  37
                 Section 5.02. Successor Corporation Substituted  . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE 6.       DEFAULTS AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

                 Section 6.01. Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 Section 6.02. Acceleration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 Section 6.03. Other Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 Section 6.04. Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 Section 6.05. Control by Majority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 Section 6.06. Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 Section 6.07. Rights of Holders to Receive Payment . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 Section 6.08. Collection Suit by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 Section 6.09. Trustee May File Proofs of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 Section 6.10. Priorities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 Section 6.11. Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE 7.       TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

                 Section 7.01. Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 Section 7.02. Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 Section 7.03. Individual Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 Section 7.04. Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 Section 7.05. Notice to Holders of Defaults and Events of Default  . . . . . . . . . . . . . . . . .  44
                 Section 7.06. Reports by Trustee to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 Section 7.07. Compensation and Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 Section 7.08. Replacement of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 Section 7.09. Successor Trustee by Merger, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 Section 7.10. Eligibility; Disqualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 Section 7.11. Preferential Collection of Claims Against the Company  . . . . . . . . . . . . . . . .  46

ARTICLE 8.       LEGAL DEFEASANCE AND COVENANT DEFEASANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

                 Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance . . . . . . . . . . . . . . .  46
                 Section 8.02. Legal Defeasance and Discharge . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 Section 8.03. Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 Section 8.04. Conditions to Legal or Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . .  47
                 Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other
                                Miscellaneous Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 Section 8.06. Repayment to The Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 Section 8.07. Reinstatement    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

ARTICLE 9.       AMENDMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

                 Section 9.01. Amendments and Supplements Permitted Without Consent of Holders  . . . . . . . . . . .  49
                 Section 9.02. Amendments and Supplements Requiring Consent of Holders  . . . . . . . . . . . . . . .  49
                 Section 9.03. Compliance with TIA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

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
                 Section 9.04. Revocation and Effect of Consents  . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 Section 9.05. Notation on or Exchange of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 Section 9.06. Trustee Protected  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE 10.      SUBORDINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                 Section 10.01. Agreement to Subordinate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 Section 10.02. Liquidation; Dissolution; Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . .  51
                 Section 10.03. Default on Designated Senior Debt   . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 Section 10.04. Acceleration of Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 Section 10.05. When Distribution Must Be Paid Over   . . . . . . . . . . . . . . . . . . . . . . . .  52
                 Section 10.06. Notice by Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 Section 10.07. Subrogation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 Section 10.08. Relative Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 Section 10.09. Subordination May Not Be Impaired by Company  . . . . . . . . . . . . . . . . . . . .  53
                 Section 10.10. Distribution or Notice to Representative  . . . . . . . . . . . . . . . . . . . . . .  54
                 Section 10.11. Rights of Trustee and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 Section 10.12. Authorization to Effect Subordination . . . . . . . . . . . . . . . . . . . . . . . .  54
                 Section 10.13. Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

ARTICLE 11.      GUARANTEE OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

                 Section 11.01. Subsidiary Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 Section 11.02. Execution and Delivery of Subsidiary Guarantee  . . . . . . . . . . . . . . . . . . .  55
                 Section 11.03. Guarantors May Consolidate, Etc., On Certain Terms  . . . . . . . . . . . . . . . . .  56
                 Section 11.04. Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                 Section 11.05. Additional Guarantors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                 Section 11.06. Limitation on Guarantor Liability . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                 Section 11.07. "Trustee" to Include Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                 Section 11.08. Subordination of Subsidiary Guarantee . . . . . . . . . . . . . . . . . . . . . . . .  57

ARTICLE 12.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

                 Section 12.01. Trust Indenture Act Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                 Section 12.02. Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                 Section 12.03. Communication by Holders with Other Holders   . . . . . . . . . . . . . . . . . . . .  59
                 Section 12.04. Certificate and Opinion as to Conditions Precedent  . . . . . . . . . . . . . . . . .  59
                 Section 12.05. Statements Required in Certificate or Opinion   . . . . . . . . . . . . . . . . . . .  59
                 Section 12.06. Rules by Trustee and Agents   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                 Section 12.07. Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                 Section 12.08. No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                 Section 12.09. Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                 Section 12.10. Variable Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                 Section 12.11. Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                 Section 12.12. No Adverse Interpretation of Other Agreements . . . . . . . . . . . . . . . . . . . .  60
                 Section 12.13. Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                 Section 12.14. Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                 Section 12.15. Table of Contents, Headings, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . .  60

EXHIBIT A-1      Form of Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A1-1

EXHIBIT A-2      Form of Registration S Temporary Global Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . A2-1

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
EXHIBIT B-1      Form Of Certificate For Exchange Or Registration Of Transfer From Rule
                 144a Global Note To Regulation S Global Note   . . . . . . . . . . . . . . . . . . . . . . . . . . . B1-1

EXHIBIT B-2      Form Of Certificate For Exchange Or Registration Of Transfer
                 From Regulation S Global Note To Rule 144a Global Note   . . . . . . . . . . . . . . . . . . . . . . B2-1

EXHIBIT B-3      Form Of Certificate For Exchange Or Registration Of Transfer of Definitive
                 Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B3-1

EXHIBIT B-4      Form Of Certificate For Exchange Or Registration Of Transfer From Rule
                 144a Global Note Or Regulation S Permanent Global Note To Definitive Note  . . . . . . . . . . . . . B4-1

EXHIBIT C        Form Of Certificate To Be Delivered By Institutional Accredited Investors  . . . . . . . . . . . . .  C-1

EXHIBIT D        Form Of Subsidiary Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  D-1

EXHIBIT E        Form Of Supplemental Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  E-1

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE
  ACT SECTION                                                                                           INDENTURE SECTION
310 (a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.10
(a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.10
(a)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
(a)(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
(a)(5)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.10
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.10
(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
311 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.11
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.11
(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
312 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.05
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.03
(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.03
313 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.06
(b)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.03
(b)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.07
(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06;11.02
(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.06
314 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.04;11.02
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.02
(c)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.04
(c)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.04
(c)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10.03,10.04
(e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.07
(f) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
315 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.01
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.05,11.02
(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.01
(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7.01
(e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.11
316 (a)(last sentence)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.09
(a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.05
(a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.04
(a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.07
(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.12
317 (a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.08
(a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6.09
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2.04
318 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.01
(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.01

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

         This Amended and Restated Indenture, dated as of December 19, 1996 and amended and restated as of October 28, 1997, is among Katz Media Corporation, a Delaware corporation (the "Company"), Katz Communications, Inc., a Delaware corporation, Katz Millennium Marketing Inc., a Delaware corporation, Amcast Radio Sales, Inc., a Delaware corporation formerly known as Banner Radio Sales, Inc., Christal Radio Sales, Inc., a Delaware corporation, Eastman Radio Sales, Inc., a Delaware corporation, Seltel Inc., a Delaware corporation, Katz Cable Corporation, a Delaware corporation and The National Payroll Corporation, Inc., a Delaware corporation (the "Guarantors") and American Stock Transfer & Trust Company, a New York trust corporation, as trustee (the "Trustee").

         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Company's 10 1/2% Series A Senior Subordinated Notes due 2007 (the "Series A Notes" and the Company's 10 1/2% Series B Senior Subordinated Notes due 2007 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):


                                   ARTICLE 1.
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01. DEFINITIONS.

              "8 3/4% Notes" means $200.0 million aggregate principal amount of 8 3/4% Senior Subordinated Notes due 2007 of CMCLA, issued pursuant to an indenture (the "8 3/4% Notes Indenture"), dated as of June 24, 1997, as supplemented, as the same may be modified or amended from time to time.

              "3/8% Notes" means $200.0 million aggregate principal amount of 93/8% Senior Subordinated Notes due 2004 of CMCLA, issued pursuant to an indenture (the "93/8% Notes Indenture"), dated as of February 14, 1996, as supplemented, as the same may be modified or amended from time to time.

              "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

              "Acquired Preferred Stock" means Preferred Stock of any Person at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries and not issued by such Person in connection with, or in anticipation or contemplation of, such acquisition, merger or consolidation.

              "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

              "Agent" means any Registrar, Paying Agent or co-registrar.

              "Agent Members" means any members of, or participants in, the Depositary.

              "Asset Acquisition" means (i) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or shall be consolidated or merged with the Company or any Subsidiary of the Company or (ii) the acquisition by the Company or any Subsidiary of the Company of assets of any Person comprising a division or line of business of such Person.

              "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets other than Marketable Securities (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business and other than any Contract Buy Out or sub-lease of real property (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Section 4.13 and/or Section 5.01 hereof and not by the provisions of Section 4.14 hereof), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.0 million or (b) for net proceeds in excess of $2.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Subsidiary or by a Subsidiary to the Company or to another Subsidiary, (ii) an issuance or sale of Equity Interests by a Subsidiary to the Company or to another Subsidiary or any such issuance or sale in a manner that does not reduce the percentage ownership of the Equity Interests of such Subsidiary by the Company or any Subsidiary, (iii) a Restricted Payment that is permitted by
Section 4.05 hereof and (iv) an Asset Swap that is permitted under Section 4.18 hereof will not be deemed to be an Asset Sale.

              "Asset Swap" means the execution of a definitive agreement, subject only to approval of the Federal Communications Commission and other customary closing conditions, that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Productive Assets between the Company or any of its Subsidiaries and another Person or group of affiliated Persons; provided that any amendment to a waiver of any closing condition which individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

              "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

              "Board of Directors" means, with respect to any Person, the Company's board of directors or any authorized committee of such board of directors (or similar governing body) of such Person.

              "Business Day" means any day other than a Legal Holiday.

              "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

              "Capital Stock" means, (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

              "Chancellor Broadcasting" means Chancellor Broadcasting Company, a Delaware corporation that was merged with and into Evergreen Mezzanine Holdings Corporation, a Delaware corporation, on September 5, 1997.

              "Chancellor Media" means Chancellor Media Corporation, a Delaware corporation formerly known as Evergreen Media Corporation and indirect parent of CMCLA, and its successors.

              "Chancellor Mezzanine" means Chancellor Mezzanine Holdings Corporation, a Delaware corporation formerly known as Evergreen Mezzanine Holdings Corporation and direct parent of CMCLA, and its successors.

              "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of this Indenture), other than to Hicks Muse or any of its Affiliates, officers and directors or to Steven Dinetz or Scott K. Ginsburg (the "Permitted Holders"); or (ii) a majority of the Board of Directors of Chancellor Media, Chancellor Mezzanine or the Company shall consist of Persons who are not Continuing Directors; or (iii) the acquisition by any Person or Group (other than the Permitted Holders) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of Chancellor Media, Chancellor Mezzanine or the Company. In no event shall the consummation of the tender offer for KMG by Morris Acquisition Corporation, the merger of Morris Acquisition Corporation with and into KMG or the merger of the Company with and into CMCLA or transactions related to the foregoing be deemed to constitute a "Change of Control" for purposes hereof.

              "CMCLA" means Chancellor Media Corporation of Los Angeles, a Delaware corporation formerly known as Evergreen Media Corporation of Los Angeles, and its successors.

              "Company" means Katz Media Corporation, a Delaware corporation.

              "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (a) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or losses), (b) Consolidated Interest Expense and (c) Consolidated Non-Cash Charges, all as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

              "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of (i) the interest expense of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Hedging Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities, and (e) all accrued interest and (ii) the interest component of Capital Lease Obligations paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

              "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication, (i) gains and losses from Asset Sales (without regard to the $2.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects, (ii) items classified as extraordinary or nonrecurring gains and losses, and the related tax effects according to GAAP, (iii) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Subsidiary of such first referred to Person or is merged or consolidated with it or any of its Subsidiaries, (iv) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise and (v) the net income of any Person, other than a Subsidiary, except to the extent of the lesser of (a) dividends or distributions paid to such first referred to Person or its Subsidiary by such Person and (b) the net income of such Person (but in no event less than zero), and the net loss of such Person shall be included only to the extent of the aggregate Investment of the first referred to Person or a consolidated Subsidiary of such Person.

              "Consolidated Non-Cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, including, without limitation, Non-Cash Rent Expense, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary or nonrecurring item).

              "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the Board of Directors of Chancellor Media, Chancellor Mezzanine or CMCLA on the date of the amendment and restatement of this Indenture, (ii) was nominated for election or elected to the Board of Directors of Chancellor Media, Chancellor Mezzanine or CMCLA with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is a representative of a Permitted Holder.

              "Contract Buy Out" means the involuntary disposition or termination (including, without limitation, pursuant to a buy out) of a contract between a media representation company and a client station.

              "Credit Agreement" means the Credit Agreement, dated on or about February 14, 1996, as amended and restated as of January 23, 1997, among Chancellor Broadcasting, Radio Broadcasting, the lenders from time to time party thereto and Bankers Trust Company as managing agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case, as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

              "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

              "Definitive Notes" means Notes that are in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto).

              "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

              "Designated Senior Debt" means any Indebtedness outstanding under
(i) the New Credit Agreement and (ii) any other Senior Debt permitted under this Indenture, the principal amount of which is $20.0 million or more and that has been designated by the Company as "Designated Senior Debt."

              "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, on or prior to date on which the Notes mature.

              "DLJ" means Donaldson, Lufkin and Jenrette Securities Corporation.

              "DLJMB" means DLJ Merchant Banking Partners, L.P. and related investors.

              "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $100.0 million or its equivalent in foreign currency, whose short-term debt is rated "A-2" (or higher) according to S&P or "P-2" or higher according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

              "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Exchange Offer" means the offer by the Company to Holders to exchange Series B Notes for Series A Notes.

              "Existing Indebtedness" means up to $24.5 million in aggregate principal amount of Katz Notes in existence and not repaid on December 19, 1996 pursuant to the Tender Offer, the Katz Notes being repaid pursuant to the Tender Offer until the closing of the Tender Offer and up to $5.0 million of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Old Credit Agreement and the New Credit Agreement), in existence on December 19, 1996 until such amounts are repaid.

              "Financial Monitoring and Oversight Agreements" means the Financial Monitoring and Oversight Agreement among Hicks, Muse & Co. Partners, L.P., Radio Broadcasting and Chancellor Broadcasting as in effect on February 14, 1996, and the Financial Advisory Agreement among HM2/Management Partners, L.P., Radio Broadcasting and Chancellor Broadcasting, as in effect on February 14, 1996, or as amended in connection with the merger of Chancellor Broadcasting, Radio Broadcasting, Chancellor Media, Chancellor Mezzanine and CMCLA on September 5, 1997.

              "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the date hereof.

              "Global Notes" means, individually and collectively, the Regulation S Temporary Global Note, the Regulation S Permanent Global Note and the Rule 144A Global Note.

              "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America or any agency or instrumentality thereof for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

              "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

              "Guarantors" means each of (i) Katz Communications, Inc., Katz Millennium Marketing Inc., Banner Radio Sales, Inc., Christal Radio Sales, Inc., Eastman Radio Sales, Inc., Seltel Inc., Katz Cable Corporation and The National Payroll Company, Inc. and (ii) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of Section 4.15 and Article 11 hereof, and their respective successors and assigns.

              "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (a) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (b) other agreements or arrangements designed to protect such person against fluctuations in currency exchange rates or interest rates.

              "Hicks Muse" means Hicks, Muse, Tate & Furst Incorporated.

              "Holder" means a Person in whose name a Note is registered.

              "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable or liabilities in respect of representation contracts payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date; provided that for purposes of calculating the amount of any non-interest bearing or other discount security, such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer dated such date prepared in accordance with GAAP but that such security shall be deemed to have been incurred only on the date of the original issuance thereof.

              "Indenture" means this Indenture, as amended or supplemented from time to time.

              "Initial Purchaser" means Donaldson, Lufkin & Jenrette Securities Corporation.

              "Insolvency or Liquidation Proceeding" means (i) any insolvency or bankruptcy or similar case or proceeding, or any reorganization, receivership, liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or (ii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company.

              "Interim Credit Facility" means that certain credit facility of KMSI providing up to $5.6 million of credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

              "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Subsidiary Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined by the Board of Directors in good faith.

              "Katz Notes" means the Company's $100.0 million original principal amount ($97.8 million principal amount outstanding prior to the Tender Offer) of 12 3/4% Senior Subordinated Notes due 2002.

              "KCC Merger" means the merger between the Company and the company formerly known as Katz Media Corporation, the survivor of which is the Company.

              "KMG" means Katz Media Group, Inc., a Delaware corporation, and indirect corporate parent of the Company.

              "KMSI" means Katz Media Services, Inc., a Delaware corporation, and direct corporate parent of the Company.

              "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York, the city in which the principal corporate trust office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

              "Leverage Ratio" shall mean, as to any Person, the ratio of (i) the sum of the aggregate outstanding amount of Indebtedness of such Person and its Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP to (ii) the Consolidated EBITDA of such Person for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination.

              For purposes of this definition, the aggregate outstanding principal amount of Indebtedness of the Person and its Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness giving rise to the need to perform such calculation had been incurred and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred had occurred, on the last day of the Four Quarter Period. In addition to the foregoing, for purposes of this definition, "Consolidated EBITDA" shall be calculated on a pro forma basis after giving effect to (i) the incurrence of the Indebtedness of such Person and its Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness, other than the incurrence or repayment of Indebtedness pursuant to working capital facilities, at any time subsequent to the beginning of the Four Quarter Period and on or prior to the date of determination, as if such incurrence (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person that becomes a Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for Indebtedness) at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness and also including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period. Furthermore, in calculating "Consolidated Interest Expense" for purposes of the calculation of "Consolidated EBITDA," (i) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (ii) notwithstanding (i) above, interest determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

              "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

              "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

              "Marketable Securities" means (a) Government Securities, (b) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution, (c) commercial paper maturing not more than 270 days after the date of acquisition of an issuer (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-2" (or higher) according to S&P or "P-2" (or higher) according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, (d) any bankers acceptances or money market deposit accounts issued by an Eligible Institution, (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above, and (f) any repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a),
(b) and (d) above entered into with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better.

              "Media Representation Venture" means any entity principally engaged in the business of media representation.

              "Moody's" means Moody's Investors Service, Inc. and its successors.

              "NCC" means National Cable Communications, L.P., a Delaware limited partnership.

              "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

              "New Credit Agreement" means that certain secured credit facility by and among the Company, as borrower, all of the Company's domestic Subsidiaries, as guarantors, the lenders party thereto, The First National Bank of Boston, as administrative agent, and DLJ Capital Funding, Inc., as syndication agent, providing up to $180 million of revolving credit and term borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, extended, refunded, replaced or refinanced from time to time.

              "Non-Cash Rent Expense" means an amount equal to the difference between rent expense recorded pursuant to SFAS No. 13 and the portion of rent expense requiring the use of current corporate resources.

              "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Subsidiaries.

              "Note Custodian" means the Trustee, as custodian for the Depository with respect to the Notes in global form, or any successor entity thereto.

              "Notes" means the Series A Notes and the Series B Notes.

              "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

              "Offering" means the offer and sale of the Notes as contemplated by the Offering Memorandum.

              "Offering Memorandum" means the Offering Memorandum, dated December 13, 1996, relating to the offering and placement of the Series A Notes.

              "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Principal Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

              "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the Principal Accounting Officer of the Company, that meets the requirements of Section 12.04 hereof.

              "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, which opinion meets the requirements of
Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

              "Permitted Indebtedness" means, without duplication, (i) the Notes; (ii) the Subsidiary Guarantees; (iii) Indebtedness of the Company incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the sum of the aggregate commitments pursuant to the Credit Agreement as initially in effect on February 14, 1996; (iv) the 93/8% Notes and the 8 3/4% Notes and Guarantees thereof; (v) Hedging Obligations; provided that such Hedging Obligations are entered into to protect the Company from fluctuations in interest rates of its Indebtedness; (vi) additional Indebtedness of the Company or any of its Subsidiaries not to exceed $10,000,000 in principal amount outstanding at any time (which amount may, but need not, be incurred under the Credit Agreement); (vii) Refinancing Indebtedness; (viii) Indebtedness owed by the Company to any Wholly Owned Subsidiary or by any Subsidiary to the Company or any Wholly Owned Subsidiary of the Company; and (ix) guarantees by Subsidiaries of any Indebtedness permitted to be incurred pursuant to this Indenture.

              "Permitted Investments" means (i) Investments by the Company or any Subsidiary to acquire the stock or assets of any Person (or Indebtedness of such Person acquired in connection with a transaction in which such Person becomes a Subsidiary of the Company) engaged in the broadcast business or businesses reasonably related thereto including, without limitation, media representation, sale of advertising and such other activities as are incidental or similar or related thereto; provided that if any such Investment or series of related Investments involves an Investment by the Company in excess of $5,000,000, the Company is able, at the time of such Investment and immediately after giving effect thereto, to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.07, (ii) Investments received by the Company or its Subsidiaries as consideration for a sale of assets, including an Asset Sale effected in compliance with Section 4.14, (iii) Investments by the Company or any Wholly Owned Subsidiary of the Company in any Wholly Owned Subsidiary of the Company (whether existing on the date of the amendment and restatement of this Indenture or created thereafter) or any Person that after such Investments, and as a result thereof, becomes a Wholly Owned Subsidiary of the Company and Investments in the Company by any Wholly Owned Subsidiary of the Company, (iv) cash and Marketable Securities, (v) Investments in securities of trade creditors, wholesalers or customers received pursuant to any plan of reorganization or similar arrangement and (vi) additional Investments in an aggregate amount not to exceed $2,500,000 at any time outstanding.

              "Permitted Junior Securities" means (i) equity securities of KMG, KMSI, the Company or a successor entity and (ii) debt securities of the Company that are unsecured and subordinated at least to the same extent as the Notes to Senior Debt of the Company and guarantees of any such debt by any Guarantor that are unsecured and subordinated at least to the same extent as the Subsidiary Guarantee of such Guarantor to the Senior Debt of such Guarantor, as the case may be, and has a final maturity date at least as late as the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Notes.

              "Permitted Liens" means (a) Liens in favor of the Company or any Subsidiary, (b) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company, provided, that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Subsidiary; (c) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or any of its Subsidiaries other than the property so acquired; (d) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor; (e) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (f) [intentionally omitted]; (g) Liens securing Indebtedness incurred to refinance or replace Indebtedness that has been secured by a Lien permitted under this Indenture; provided that (x) any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced or replaced and (y) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under Section 4.07; (h) Liens existing on December 19, 1996; (i) charges or levies (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) that are not yet subject to penalties for non-payment or are being contested in good faith by appropriate proceedings and for which adequate reserves, if required, have been established or other provisions have been made in accordance with GAAP; (j) Liens (other than any Lien under the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (k) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (l) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $2.0 million in principal amount in the aggregate at any one time outstanding and (m) Liens in favor of the Trustee pursuant to Sections 6.09 and 7.07 hereof.

              "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

              "Productive Assets" means assets of a kind used or usable by the Company and its Subsidiaries in broadcast businesses or businesses reasonably related thereto, including, without limitation, media representation, sale of advertising and such other activities as are incidental or similar or related thereto, and specifically includes assets acquired through Asset Acquisitions.

              "pro forma" means, unless otherwise provided herein, with respect to any calculation made or required to be made pursuant hereto, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act.

              "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

              "Radio Broadcasting" means Chancellor Radio Broadcasting Company, a Delaware corporation that was merged with and into CMCLA on September 5, 1997.

              "Refinancing Indebtedness" means any refinancing by the Company of Indebtedness of the Company or any of its Subsidiaries incurred in accordance with Section 4.07 (other than pursuant to clause (iii) or (iv) of the definition of Permitted Indebtedness) that does not (i) result in an increase in the aggregate principal amount of Indebtedness (such principal amount to include, for purposes of this definition, any premiums, penalties or accrued interest paid with the proceeds of the Refinancing Indebtedness) of such Person or (ii) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being refinanced.

              "Registration Rights Agreement" means the Registration Rights Agreement, dated as of December 19, 1996, by and among the Company, the Guarantors and the Initial Purchaser.

              "Regulation S" means Regulation S promulgated under the Securities Act.

              "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

              "Regulation S Permanent Global Note" means a permanent global note that is deposited with and registered in the name of the Depositary or its nominee, representing a series of Notes sold in reliance on Regulation S.

              "Regulation S Temporary Global Note" means a single temporary global note that is deposited with and registered in the name of the Depositary or its nominee, representing a series of Notes sold in reliance on Regulation S.

              "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

              "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

              "Restricted Investment" means an Investment other than a Permitted Investment.

              "Restricted Payment" means (i) the declaration or payment of any dividend or the making of any other distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company), (ii) any purchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company, or any warrants, rights or options to acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock, (iii) the making of any principal payment or purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or its Subsidiaries that is subordinate or junior in right of payment to the Notes or
(iv) the making of any Investment (other than a Permitted Investment).

              "Rule 144A" means Rule 144A promulgated under the Securities Act.

              "Rule 144A Global Note" means a permanent global note that is deposited with and registered in the name of the Depositary or its nominee, representing a series of Notes sold in reliance on Rule 144A or another exemption from the registration requirements of the Securities Act.

              "SEC" means the Securities and Exchange Commission.

              "Securities Act" means the Securities Act of 1933, as amended.

              "Senior Debt" of any Person means (i) all Obligations (including without limitation interest accruing after filing of a petition in bankruptcy whether or not such interest is an allowable claim in such proceeding) of the Company or its Subsidiaries, including without limitation any Guarantees of such Obligations pursuant to the New Credit Agreement and (ii) any other Indebtedness permitted to be incurred by the Company or the Guarantors under Section 4.07 hereof, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (u) any liability for federal, state, local or other taxes owed or owing by the Company, (v) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates (other than Indebtedness arising under the New Credit Agreement), (w) any trade payables, (x) any Indebtedness that is incurred in violation of this Indenture, (y) Indebtedness represented by Disqualified Capital Stock or (z) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company, including the 9 3/8% Notes, the 8 3/4% Notes, the 12 1/4% Subordinated Exchange Debentures due 2008 of CMCLA and the 12% Subordinated Exchange Debentures due 2009 of CMCLA.

              "Series A Notes" means the Company's 10 1/2% Series A Senior Subordinated Notes due 2007.

              "Series B Notes" means the Company's 10 1/2% Series B Senior Subordinated Notes due 2007.

              "SFAS No. 13" means Statement of Financial Accounting Standards No. 13.

              "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

              "S&P" means Standard & Poor's Ratings Group and its successors.

              "Subsidiary" means, with respect to any Person (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person. Notwithstanding anything in this Indenture to the contrary, all references to the Company and its consolidated Subsidiaries or to financial information prepared on a consolidated basis in accordance with GAAP shall be deemed to include the Company and its Subsidiaries as to which financial statements are prepared on a combined basis in accordance with GAAP and to financial information prepared on such a combined basis. Notwithstanding anything in the Indenture to the contrary, an Unrestricted Subsidiary shall not be deemed to be a Subsidiary for purposes of this Indenture.

              "Tax Sharing Agreement" means the Tax Sharing Agreement between Radio Broadcasting and Chancellor Broadcasting as in effect on February 14, 1996.

              "Tender Offer" means the Offer to Purchase for Cash and Solicitation of Consents to Amendments to the Related Indenture, dated November 14, 1996, as amended or supplemented, with respect to the Katz Notes.

              "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb), as amended, as in effect on the date of original issuance of the Notes.

              "Transfer Restricted Notes" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

              "Trustee" means American Stock Transfer & Trust Company until a successor replaces it in accordance with the applicable provisions of Article 7 hereof, and thereafter means the successor.

              "Unrestricted Subsidiary" means a Subsidiary of the Company so designated by a resolution adopted by the Board of Directors of the Company, provided that (a) neither the Company nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) (1) provides any credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (2) is directly or indirectly liable for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (2) is directly or indirectly liable for any Indebtedness of such Subsidiary, (b) the creditors with respect to Indebtedness for borrowed money of such Subsidiary, having a principal amount in excess of $5,000,000, have agreed in writing that they have no recourse, direct or indirect, to the Company or any other Subsidiary of the Company (other than Unrestricted Subsidiaries), including, without limitation, recourse with respect to the payment of principal of or interest on any Indebtedness of such Subsidiary and (c) at the time of designation of such Subsidiary such Subsidiary has no property or assets (other than de minimis assets resulting from the initial capitalization of such Subsidiary). Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Company's Board of Directors giving effect to such designation and an Officers' Certificate certifying hat such designation complied with the foregoing conditions. Until otherwise designated by the Board of Directors of the Company, NCC shall be an Unrestricted Subsidiary.

              "U.S. Government Obligations" means direct obligations of the Untied States of America for the payment of which the full faith and credit of the United States of America is pledged, provided that no U.S. Government Obligation shall be callable at the issuer's option.

              "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

              "U.S. Person" has the meaning specified in Regulation S.

              "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

              "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02. OTHER DEFINITIONS.

              TERM                                           DEFINED IN SECTION
              "Acceleration Notice"                               6.02
              "Affiliate Transaction"                             4.08
              "Asset Sale Payment"                                3.08
              "Cedel Bank"                                        2.01
              "Covenant defeasance option"                        8.01
              "Change of Control Payment"                         4.13
              "Change of Control Offer"                           4.13
              "Custodian"                                         6.01
              "DTC"                                               2.03
              "Euroclear"                                         2.01
              "Event of Default"                                  6.01
              "Incur"                                             4.07
              "Legal defeasance option"                           8.01
              "Net Proceeds Offer"                                4.14
              "Offer"                                             3.08
              "Paying Agent"                                      2.03
              "Payment Blockage Notice"                          10.03
              "Payment Date"                                      3.08
              "Purchase Date"                                     3.01
              "Registrar"                                         2.03
              "Restricted Payments"                               4.05
              "Trustee Expenses"                                  6.08

SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

              Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them therein.

SECTION 1.04. RULES OF CONSTRUCTION.

              Unless the context otherwise requires:

              (1) a term has the meaning assigned to it herein;

              (2) an accounting term not otherwise defined herein has the meaning assigned to it under GAAP;

              (3) "or" is not exclusive;

              (4) words in the singular include the plural, and in the plural include the singular; and

              (5) provisions apply to successive events and transactions.

                                   ARTICLE 2.
                                    THE NOTES

SECTION 2.01. FORM AND DATING.

              The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2 attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

              (a) Global Notes. Series A Notes offered and sold to (i) qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A,
(ii) institutional accredited investors as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("Institutional Accredited Investors") that are not QIBs, and (iii) accredited investors as defined in Rule 501(a)(4), (5) or
(6) under the Securities Act ("Accredited Investors"), shall be issued initially in the form of the Rule 144A Global Note which, in each case, shall be deposited on behalf of the purchasers of the Series A Notes represented thereby with the Depositary or its nominee at its New York office, and registered in the name of the Depositary or a nominee of the Depositary (the "Global Note Holder), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

              Series A Notes offered and sold in reliance on Regulation S as provided in the Purchase Agreement shall be issued initially in the form of the Regulation S Temporary Global Note and shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear System ("Euroclear") or Cedel Bank, societe anonyme ("Cedel Bank") duly executed by the Company and authenticated by the Trustee as hereinafter provided. The "40-day restricted period" (as defined in Regulation S) shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Rule 144A Global Note, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the 40-day restricted period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with the transfer of interest as hereinafter provided.

              Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interest. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

              The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by the Agent Members through Euroclear or Cedel Bank.

              Except as set forth in Section 2.06 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

              (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to Rule 144A Global Notes and the Regulation S Permanent Global Notes deposited with or on behalf of the Depositary.

              The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

              Agent Members shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

              (c) Definitive Notes. Notes issued in certificated form shall be substantially in the form of Exhibit A-1 attached hereto (but without including the text referred to in footnotes 1 and 2 thereto).

SECTION 2.02. EXECUTION AND AUTHENTICATION.

              One Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

              If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

              A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee, and the Trustee's signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A hereto.

              The Trustee shall, upon a written order of the Company signed by two Officers directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with, authenticate Notes for original issuance up to an aggregate principal amount stated in paragraph 4 of the Notes (the aggregate principal amount of outstanding Notes may not exceed that amount at any time, except as provided in Section 2.07 hereof).

              The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

              The Company shall maintain an office or agency (the "Registrar") where Notes may be presented for registration of transfer or for exchange and an office or agency (the "Paying Agent") where Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar, and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify in writing the Trustee and the Trustee shall notify the Holders in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the TIA's provisions and implement the provisions of this Indenture that relate to such Agent.

              The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

              The Company initially appoints the Trustee as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Certificated Notes.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

              The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the Holders' benefit or the Trustee all money the Paying Agent holds for redemption or purchase of the Notes or for the payment of principal of, or premium, if any, or interest on, or Liquidated Damages, if any, with respect to the Notes, and will promptly notify the Trustee of any Default by the Company in providing the Paying Agent with sufficient funds to (i) purchase Notes tendered pursuant to an Offer arising under Section 4.13 hereof, (ii) redeem Notes called for redemption, or (iii) make any payment of principal, premium, interest or Liquidated Damages, if any, due on the Notes. While any such Default continues, the Trustee may require the Paying Agent to pay all money it holds to the Trustee and to account for any funds disbursed. The Company at any time may require the Paying Agent to pay all money it holds to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee, the Paying Agent (if other than the Company or any of its Subsidiaries) shall have no further liability for the money it delivered to the Trustee. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the Holders' benefit or the Trustee all money it holds as Paying Agent.

SECTION 2.05. HOLDER LISTS.

              The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require that sets forth the names and addresses of, and the aggregate principal amount of Notes held by, each Holder, and the Company shall otherwise comply with Section 312(a) of the TIA.

SECTION 2.06. TRANSFER AND EXCHANGE.

              (a) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. The Trustee shall have no obligation to ascertain the Depositary's compliance with such restrictions on transfer. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the legend in subsection (g) of this Section 2.06. Transfers of beneficial interests in the Global Notes to Persons required or permitted to take delivery thereof in the form of an interest in another Global Note shall be permitted as follows:

                  (i) Rule 144A Global Note to Regulation S Global Note. If, at any time, an owner of a beneficial interest in a Rule 144A Global Note deposited with the Depositary (or the Trustee as custodian for the Depositary) wishes to transfer its beneficial interest in such Rule 144A Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this Section 2.06(a)(i). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and the Euroclear or Cedel Bank account to be credited with such increase and
                          (3) a certificate in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount of the Rule 144A Global Note and to increase or cause to be increased the aggregate principal amount at maturity of the Regulation S Global Note by the principal amount at maturity of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the aggregate principal amount of the Rule 144A Global Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Note that is being exchanged or transferred.

                  (ii) Regulation S Global Note to Rule 144A Global Note. If, at any time, an owner of a beneficial interest in a Regulation S Global Note deposited with the Depositary (or with the Trustee as custodian for the Depositary) wishes to transfer its beneficial interest in such Regulation S Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Rule 144A Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Note as provided in this Section 2.06(a)(ii). Upon receipt by the Trustee of (1) instructions from Euroclear or Cedel Bank, if applicable, and the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Note in an amount equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in a Regulation S Global Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States,
                          (B) that the transfer complies with the requirements of Rule 144 under the Securities Act and any applicable blue sky or securities laws of any state of the United States or (C) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an opinion of counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Registrar, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount of such Regulation S Global Note and to increase or cause to be increased the aggregate principal amount of the Rule 144A Global Note by the principal amount of the beneficial interest in the Regulation S Global Note to be exchanged or transferred, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Rule 144A Global Note equal to the reduction in the aggregate principal amount at maturity of such Regulation S Global Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Note that is being exchanged or transferred.

              (b) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request:

                  (x)     to register the transfer of the Definitive Notes; or

                  (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that the Definitive Notes presented or surrendered for registration of transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

                  (ii) in the case of a Definitive Note that is a Transfer Restricted Note, such request shall be accompanied by the following additional information and documents, as applicable:

                          (A) if such Transfer Restricted Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted
                                  Note is being transferred to the Company, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto);

                          (B) if such Transfer Restricted Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

                          (C) if such Transfer Restricted Note is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto) and an opinion of counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

              (c) Transfer of a Beneficial Interest in a Rule 144A Global Note or Regulation S Permanent Global Note for a Definitive Note.

                  (i) Any Person having a beneficial interest in a Rule 144A Global Note or Regulation S Permanent Global Note may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary (or Euroclear or Cedel Bank, if applicable), from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Rule 144A Global Note or Regulation S Permanent Global Note, and, in the case of a Transfer Restricted Note, the following additional information and documents (all of which may be submitted by facsimile):

                          (A)     if such beneficial interest is being
                                  transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B-4 hereto);

                          (B)     if such beneficial interest is being
                                  transferred to a QIB in accordance with Rule
                                  144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto); or

                          (C)     if such beneficial interest is being
                                  transferred to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2), (3) or (7) under the
                                  Securities Act pursuant to a private
                                  placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee (in substantially the form of Exhibit C hereto);

                          (D)     if such beneficial interest is being
                                  transferred in reliance on any other
                                  exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto) and an opinion of counsel from the transferee or the transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee shall, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, cause the aggregate principal amount of Rule 144A Global Notes or Regulation S Permanent Global Notes, as applicable, to be reduced accordingly and, following such reduction, the Company shall execute and, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

                  (ii) Definitive Notes issued in exchange for a beneficial interest in a Rule 144A Global Note or Regulation S Permanent Global Note, as applicable, pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Following any such issuance of Definitive Notes, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Note to reflect the transfer.

              (d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

              (e) Transfer and Exchange of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be transferred or exchanged for a beneficial interest in a Global Note.

              (f) Authentication of Definitive Notes in Absence of Depositary. If at any time:

                  (i) the Depositary for the Notes notifies the Company that the
                      Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                  (ii) the Company delivers to the Trustee an Officers' Certificate or an order signed by two Officers of the Company notifying the Trustee that it elects to cause the issuance of Definitive Notes under this Indenture, then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

              (g) Legends.

                  (i)     Except as permitted by the following paragraphs (ii),
                          (iii) and (iv), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                          "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
                          (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND, IN THE CASE OF CLAUSE (b), (c) or (d), BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                  (ii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                          (A) in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Note upon receipt of a certification from the transferring Holder substantially in the form of Exhibit B-4 hereto; and

                          (B) in the case of any Transfer Restricted Note represented by a Global Note, such Transfer Restricted Note shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of
                                  Section 2.06(a) and (b) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Note that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B-4 hereto).

                  (iii) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an opinion of counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which opinion of counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

                          (A) in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Note; and

                          (B) in the case of any Transfer Restricted Note represented by a Global Note, such Transfer Restricted Note shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of
                                  Section 2.06(a) and (b) hereof.

                  (iv) Notwithstanding the foregoing, upon consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate the Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Series B Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer,
                          (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

              (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for an interest in another Global

Note or for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

              (i) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 3.08, 4.13, 4.14 and 9.05 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                  (v)     The Company shall not be required:

                          (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or

                          (B) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of
                          Section 2.02 hereof.

Section 2.07. Replacement Notes.

              If any mutilated Note is surrendered to the Trustee or the Company, and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the receipt of an Officers' Certificate, shall authenticate a replacement
Note if the Trustee's requirements are met. If the Trustee or the Company requires it, the Holder must supply an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note.
Every replacement Note is an additional Obligation of the Company.

Section 2.08. Outstanding Notes.

              The Notes outstanding at any time are all the Notes the Trustee has authenticated except for those it has cancelled, those delivered to it for cancellation, those representing reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.

              If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that a bona fide purchaser holds the replaced Note.

              If the entire principal of, and premium, if any, and accrued interest on, and Liquidated Damages, if any, with respect to any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest and Liquidated Damages, if any, on it cease to accrue.

              Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate holds the Note.

Section 2.09. TREASURY NOTES.

              In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that the Company or an Affiliate offers to purchase or acquires pursuant to an Offer, exchange offer, tender offer or otherwise shall not be deemed to be owned by the Company or an Affiliate until legal title to such Notes passes to the Company or such Affiliate, as the case may be.

SECTION 2.10. TEMPORARY NOTES.

              Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the Company's written order signed by two Officers which shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated, shall authenticate Definitive Notes and deliver them in exchange for temporary Notes. Until such exchange, Holders of temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

SECTION 2.11. CANCELLATION.

              The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, replacement, payment (including all Notes called for redemption and all Notes accepted for payment pursuant to an Offer) or cancellation, and the Trustee shall cancel all such Notes and shall destroy all cancelled Notes (subject to the Exchange Act's record retention requirements) and deliver a certificate of their destruction to the Company unless by written order, signed by two Officers of the Company, the Company shall direct that cancelled Notes be returned to it. The Company may not issue new Notes to replace any Notes that have been cancelled by the Trustee or that have been delivered to the Trustee for cancellation. If the Company or an Affiliate acquires any Notes (other than by redemption or pursuant to an Offer), such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until such Notes are delivered to the Trustee for cancellation.

SECTION 2.12. DEFAULTED INTEREST.

              If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to Holders on a subsequent special record date, in each case at the rate provided in the Notes and in
Section 4.01 hereof. The Company shall fix or cause to be fixed each such special record date and payment date. As early as practicable prior to the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail a notice that states the special record date, the related payment date and the amount of interest to be paid.

SECTION 2.13. RECORD DATE.

              The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in section 316(c) of the TIA.

SECTION 2.14. CUSIP NUMBER.

              A "CUSIP" number shall be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

SECTION 3.01. NOTICES TO TRUSTEE.

              If the Company elects to redeem Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least 35 days prior to the redemption date and at least 5 days prior to the date that notice of the redemption is to be mailed by the Company to Holders (or such shorter time as may be acceptable to the Trustee), an Officers' Certificate stating that the Company has elected to redeem Notes pursuant to Section 3.07(a) or 3.07(b) hereof, as the case may be, the date notice of redemption is to be mailed to Holders, the redemption date, the aggregate principal amount of Notes to be redeemed, the redemption price for such Notes and the amount of accrued and unpaid interest on and Liquidated Damages, if any, with respect to such Notes as of the redemption date. If the Trustee is not the Registrar, the Company shall, concurrently with delivery of its notice to the Trustee of a redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount of Notes held by, each Holder.

              If the Company is required to offer to purchase Notes pursuant to
Section 4.13 or 4.14 hereof, it shall furnish to the Trustee, at least two Business Days before notice of the Offer is to be mailed to Holders (or such shorter time as may be acceptable to the Trustee), an Officers' Certificate setting forth that the Offer is being made pursuant to Section 4.13 or 4.14 hereof, as the case may be, the date upon which such purchase will occur ("the Purchase Date"), the maximum principal amount of Notes the Company is offering to purchase pursuant to the Offer, the purchase price for such Notes, and the amount of accrued and unpaid interest on and Liquidated Damages, if any, with respect to such Notes as of the Purchase Date.

              The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or Offer.

SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED OR PURCHASED.

              If less than all outstanding Notes are to be redeemed or if less than all Notes tendered pursuant to an Offer are to be accepted at any time, selection of Notes for redemption or acceptance shall be made by the

Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate, provided that no Notes with a principal amount of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption.

SECTION 3.03. NOTICE OF REDEMPTION.

              At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder of Notes or portions thereof that are to be redeemed.

              The notice shall identify the Notes or portions thereof to be redeemed and shall state:

              (1) the redemption date;

              (2) the redemption price for the Notes and separately stating the amount of unpaid and accrued interest on, and Liquidated Damages, if any, with respect to, such Notes as of the date of redemption;

              (3) if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

              (4) the name and address of the Paying Agent;

              (5) that Notes called for redemption must be surrendered to the
                  Paying Agent to collect the redemption price for, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to such Notes;

              (6) that, unless the Company defaults in making such redemption payment, interest (including Liquidated Damages, if any) on Notes called for redemption ceases to accrue on and after the redemption date;

              (7) the paragraph of the Notes and section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

              (8) the CUSIP number; provided that no representation is made as to the correctness or accuracy of the CUSIP number listed in such notice and printed on the Notes.

              At the Company's request, the Trustee shall (at the Company's expense) give the notice of redemption in the Company's name at least 30 but not more than 60 days before a redemption; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the redemption date and at least 10 days prior to the date that notice of the redemption is to be mailed to Holders, an Officers' Certificate that (i) requests the Trustee to give notice of the redemption to Holders (or such shorter time as may be acceptable to the Trustee), (ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, (iii) states that the Company has elected to redeem Notes pursuant to Section 3.07(a) or 3.07(b) hereof, as the case may be, and (iv) sets forth the aggregate principal amount of Notes to be redeemed and the amount of accrued and unpaid interest and Liquidated Damages, if any, thereon as of the redemption date. If the Trustee is not the Registrar, the Company shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Notes held by, each Holder.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

              Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the price set forth in the Note. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the redemption price (which shall include accrued interest thereon and Liquidated Damages, if any, to the redemption date) but installments of interest, the maturity of which is on or prior to the redemption date, shall be payable to Holders of record at the close of business on the relevant record dates.

SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

              On or prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest on, and Liquidated Damages, if any, with respect to all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money that the Company deposited with the Trustee or the Paying Agent in excess of the amounts necessary to pay the redemption price of, and accrued interest on, and Liquidated Damages, if any, with respect to all Notes to be redeemed.

              If the Company complies with the preceding paragraph, interest and Liquidated Damages, if any, on the Notes to be redeemed will cease to accrue on such Notes on the applicable redemption date, whether or not such Notes are presented for payment. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, premium, if any, interest and Liquidated Damages, if any, from the redemption date until such principal, premium, interest and Liquidated Damages, if any, is paid, at the rate of interest provided in the Notes and Section 4.01 hereof.

SECTION 3.06. NOTES REDEEMED IN PART.

              Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the Company's expense a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. OPTIONAL REDEMPTION PROVISIONS.

              (a) Except as provided in Section 3.07(b) hereof, the Notes will not be redeemable at the Company's option prior to January 15, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

              YEAR                                                             PERCENTAGE
              ----                                                             ----------
              2003  . . . . . . . . . . . . . . . . . . . . . . . . . . .       105.250%
              2003  . . . . . . . . . . . . . . . . . . . . . . . . . . .       103.938%
              2004  . . . . . . . . . . . . . . . . . . . . . . . . . . .       102.625%
              2005  . . . . . . . . . . . . . . . . . . . . . . . . . . .       101.313%
              2006 and thereafter . . . . . . . . . . . . . . . . . . . .       100.000%

              (b) Notwithstanding the foregoing, at any time prior to January 15, 2000, the Company may redeem up to 35% in aggregate principal amount of the Notes with the net proceeds of (i) one or more offerings of Equity Interests (other than Disqualified Capital Stock) of the Company or (ii) one or more offerings of Equity Interests or other securities of Chancellor Media or Chancellor Mezzanine, to the extent the net proceeds thereof are contributed or advanced to the Company as a capital contribution to common equity, in each case, at a redemption price equal to 109.5% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date; provided that at least 65% in aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of any such redemption; and provided, further, that each such redemption will occur within 90 days of the date of the closing of such offering.

SECTION 3.08. MANDATORY PURCHASE PROVISIONS.

              (a) Subject to Section 4.13 hereof, within 30 days after any Change of Control or upon the Company's obligation to make an Asset Sale Offer pursuant to Section 4.14 (b) hereof, the Company shall mail a notice to each Holder at such Holder's registered address stating (i) that a Change of Control Offer or an Asset Sale Offer (each, an "Offer") is being made pursuant to
Section 4.13 or Section 4.14 hereof, as the case may be, and that all Notes tendered will be accepted for payment pursuant to such Offer; (ii) the purchase price for the Notes (as set forth in Section 4.13 or 4.14 hereof, as the case may be), the amount of accrued and unpaid interest on, and Liquidated Damages thereon, if any, and the purchase date which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Payment Date");
(iii) that any Notes not properly tendered will continue to accrue interest and Liquidated Damages, if any, in accordance with the terms of this Indenture; (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Offer, shall cease to accrue interest after the Payment Date; (v) that Holders electing to have any Notes purchased pursuant to an Offer will be required to surrender the Notes, with a form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry, to the Paying Agent at the address specified in the notice prior to the close of business on the fourth Business Day preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

              (b) On the Payment Date, the Company shall, to the extent lawful,
(i) in the case of a Change of Control Offer, accept for payment all Notes or portions thereof properly tendered pursuant to such Offer and, in the case of an Asset Sale Offer, accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to such Offer that can be purchased out of the excess Net Proceeds from the date of such Asset Sale, (ii) deposit with the Paying Agent in the case of a Change of Control Offer, an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so accepted and, in the case of an Asset Sale Offer, the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest and Liquidated Damages, if any, on such Notes as of the Payment Date (an "Asset Sale Payment"), and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

              (c) The Paying Agent shall promptly mail to each Holder of Notes so tendered either the Change of Control Payment or the Asset Sale Payment, whichever the case may be, for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Offer on or as soon as practicable after the Payment Date.

              (d) The Company will publicly announce the results of the Offer on or as soon as practicable after the Payment Date.

              (e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control or Asset Sale.

              (f) With respect to any Offer, if the Company deposits prior to 12:00 noon New York City time with the Paying Agent on the Payment Date an amount in available funds sufficient to purchase all Notes accepted for payment, interest shall cease to accrue on such Notes after the Payment Date; provided, however, that if the Company fails to deposit such amount on the Payment Date, interest shall continue to accrue on such Notes until such deposit is made.

                                   ARTICLE 4.
                                    COVENANTS

SECTION 4.01. PAYMENT OF NOTES.

              The Company shall pay the principal of, and premium, if any, and accrued and unpaid interest on and Liquidated Damages, if any, with respect to the Notes on the dates and in the manner provided in the Notes. Holders of Notes must surrender their Notes to the Paying Agent to collect principal payments. Principal of, premium, if any, and accrued and unpaid interest, and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent (other than the Company or any of its Subsidiaries), the Global Note Holder or each Holder that has specified an account, holds, as of 12:00 noon New York City time, money the Company deposited in immediately available funds designated for and sufficient to pay in cash all principal, premium, if any, and accrued and unpaid interest on, and Liquidated Damages, if any, then due; provided that, to the extent that the Holders have not specified accounts, such amounts shall be considered paid on the date due if the Company mails a check for such amounts on such date. The Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest) that exceeds the amount of principal, premium, if any, accrued and unpaid interest, and Liquidated Damages, if any, paid on the Notes. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. If any Liquidated Damages become payable, the Company shall not later than 3 Business Days prior to the date that any payment of Liquidated Damages is due (i) deliver an Officers' Certificate to the Trustee setting forth the amount of Liquidated Damages payable to Holders and (ii) instruct the Paying Agent to pay such amount of Liquidated Damages to Holders entitled to receive such Liquidated Damages.

              To the extent lawful, the Company shall pay interest (including post-petition interest) on (i) overdue principal and premium at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes, compounded semiannually and (ii) overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate as set forth in clause (i), compounded semiannually.

SECTION 4.02. REPORTS.

              The Company shall file with the Trustee and provide to the Holders, within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event that the Company is no longer required to furnish such reports to its securityholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements, comparable to those which would have been required to appear in annual or quarterly reports, to be delivered to the Holders of the Notes. The Company shall also comply with the other provisions of TIA Section 314(a).

SECTION 4.03. COMPLIANCE CERTIFICATE.

              The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, the Company has, in all material respects, kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company has taken or proposes to take with respect thereto) and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, and accrued and unpaid interest on, and Liquidated Damages, if any, with respect to the Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

              So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the financial statements delivered pursuant to Section 4.02 hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated Section 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11,
4.13, 4.14, 4.17, 4.18 or any provisions of Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

              The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.04. STAY, EXTENSION AND USURY LAWS.

              The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that might affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.05. RESTRICTED PAYMENTS.

              (a) Neither the Company nor any of its Subsidiaries shall, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment or immediately after giving effect thereto:

                  (i) a Default or an Event of Default has occurred and is continuing;

                  (ii) the Company is not able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.07; or

                  (iii) the aggregate amount of Restricted Payments made by CMCLA on or subsequent to September 5, 1997, together with the aggregate amount of Restricted Payments made by Radio Broadcasting subsequent to February 14, 1996 and through September 4, 1997 (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the respective Board of Directors in good faith) exceeds the sum of (A) (x) 100% of the aggregate Consolidated EBITDA of Radio Broadcasting from February 14, 1996 through September 4, 1997, plus 100% of the aggregate Consolidated EBITDA of CMCLA from and after September 5, 1997 (or, in the event that either such Consolidated EBITDA shall be a deficit, minus 100% of such deficit), to the most recent date for which financial information is available to CMCLA, taken as one accounting period, less (y) 1.4 times Consolidated Interest Expense for the same entities and for the same periods, plus (B) 100% of the aggregate net proceeds, including the fair market value of property other than cash as determined by the Board of Directors in good faith, received by CMCLA from any Person (other than a Subsidiary of CMCLA) from the issuance and sale on or subsequent to September 5, 1997 of Qualified Capital Stock of CMCLA, plus 100% of the aggregate net proceeds, including the fair market value of property other than cash as previously determined by the board of directors of Radio Broadcasting in good faith, previously received by Radio Broadcasting from any Person (other than a Subsidiary of Radio Broadcasting) from the issuance and sale on or subsequent to February 14, 1996 of Qualified Capital Stock of Radio Broadcasting (excluding any net proceeds from issuances and sales financed directly or indirectly using funds borrowed from CMCLA or any Subsidiary of CMCLA or from Radio Broadcasting or any Subsidiary of Radio Broadcasting, respectively, until and to the extent such borrowing is repaid, but including the proceeds from the issuance and sale of any securities convertible into or exchangeable for Qualified Capital Stock to the extent such securities are so converted or exchanged and including any additional proceeds received by CMCLA or Radio Broadcasting, respectively, upon such conversion or exchange), plus (C) without duplication of any amount included in clause (iii)(B) above, 100% of the aggregate net proceeds, including the fair market value of property other than cash (valued as provided in clause (iii)(B) above), received by CMCLA as a capital contribution on or subsequent to September 5, 1997, plus 100% of the aggregate net proceeds, including the fair market value of property other than cash (valued as provided in clause (iii)(B) above), previously received by Radio Broadcasting as a capital contribution on or subsequent to February 14, 1996 (excluding the net proceeds from one or more offerings of Equity Interests by Chancellor Media or Chancellor Mezzanine to the extent used to redeem the Notes on or after the date of the amendment and restatement of this Indenture).

              (b) Notwithstanding the foregoing, these provisions will not prohibit: (i) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if such dividend or distribution would have been permitted on the date of declaration; (ii) the acquisition of Capital Stock or warrants, options or other rights to acquire Capital Stock either (A) solely in exchange for shares of Qualified Capital Stock or other rights to acquire Qualified Capital Stock or (B) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock; (iii) the acquisition of Indebtedness of the Company that is subordinate or junior in right of payment to the Notes, either (A) solely in exchange for shares of Qualified Capital Stock (or warrants, options or other rights to acquire Qualified Capital Stock) or for Indebtedness of the Company which is subordinate or junior in right of payment to the Notes, at least to the extent that the Indebtedness being acquired is subordinated to the Notes and has a Weighted Average Life to Maturity no less than that of the Indebtedness being acquired or
(B) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock (or warrants, options or other rights to acquire Qualified Capital Stock) or Indebtedness of the Company which is subordinate or junior in right of payment to the Notes, at least to the extent that the Indebtedness being acquired is subordinated to the Notes and has a Weighted Average Life to Maturity no less than that of the Indebtedness being refinanced; (iv) payments by Radio Broadcasting to fund the operating expenses of Chancellor Broadcasting from February 14, 1996 through September 4, 1997 and by CMCLA to fund the operating expenses of Chancellor Mezzanine from and after September 5, 1997, in each case in an amount not to exceed $500,000 per annum; (v) payments by Radio Broadcasting to Chancellor Broadcasting from February 14, 1996 through September 4, 1997 and by CMCLA to Chancellor Mezzanine from and after September 5, 1997, respectively, in each case to make payments pursuant to (A) the Financial Monitoring and Oversight Agreements or
(B) the Tax Sharing Agreement; (vi) payments by (A) Radio Broadcasting to repurchase or to enable Chancellor Broadcasting to repurchase Capital Stock or other securities of Chancellor Broadcasting from employees of Chancellor Broadcasting or Radio Broadcasting in each case, from February 14, 1996 through September 4, 1997, and (B) by CMCLA to repurchase or to enable Chancellor Mezzanine to repurchase Capital Stock or other securities of Chancellor Mezzanine from employees of Chancellor Mezzanine or CMCLA, in each case, after September 5, 1997, in an aggregate amount not to exceed $5,000,000; (vii) payments by Radio Broadcasting to Chancellor Broadcasting from February 14,
1996 through September 4, 1997, or by CMCLA to Chancellor Mezzanine from and after September 5, 1997, in each case, to enable Chancellor Broadcasting or Chancellor Mezzanine, respectively, to redeem or repurchase stock purchase or similar rights in an aggregate amount not to exceed $500,000; (viii) payments, not to exceed $100,000 in the aggregate, by Radio Broadcasting to Chancellor Broadcasting from February 14, 1996 through September 4, 1997, together with payments by CMCLA to Chancellor Mezzanine after September 5, 1997, in each case, to enable Chancellor Broadcasting or Chancellor Mezzanine, respectively, to make cash payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock; and (ix) payments made pursuant to any merger, consolidation or sale of assets effected in accordance with Section 5.01; provided, however, that no such payment may be made pursuant to this clause (ix) unless, after giving effect to such transaction (and the incurrence of any Indebtedness in connection therewith and the use of the proceeds thereof), the Company would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.07 such that after incurring that $1.00 of additional Indebtedness, the Leverage Ratio would be less than 5.5 to 1; provided, however, that in the case of clauses (v)(A),
(vi), (vii), (viii) and (ix), no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof.

              In determining the aggregate amount of Restricted Payments made by CMCLA on or subsequent to September 5, 1997 and the aggregate amount of Restricted Payments made by Radio Broadcasting subsequent to February 14, 1996 and through September 4, 1997, amounts expended pursuant to clauses (i), (ii),
(iii) (but only to the extent that Indebtedness is acquired in exchange for, or with the net proceeds from, the issuance of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock), (v)(A), (vi),
(vii), (viii) and (ix) (including any amounts previously expended by Radio Broadcasting pursuant to clauses (1), (2) (3) (but only to the extent that Indebtedness is acquired in exchange for, or with the net proceeds from, the issuance of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock), (5)(a), (6), (7), (8) and (9) under Section
4.03 of the 9 3/8% Notes Indenture) shall be included in such calculation.

              Prior to any Restricted Payment under Section 4.05(a), the Company shall deliver to the Trustee an Officers' Certificate setting forth the computation by which the amount available for Restricted Payments pursuant to such paragraph was determined. The Trustee shall have no duty or responsibility to determine the accuracy or correctness of this computation and shall be fully protected in relying on such Officers' Certificate.

SECTION 4.06. CORPORATE EXISTENCE.

              Subject to Section 4.14 and Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each of its Subsidiaries and the rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.07. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

              (a) Neither the Company nor any of its Subsidiaries will, directly or indirectly, create, incur, assume, guarantee, acquire or become liable for, contingently or otherwise, (collectively "incur") any Indebtedness other than Permitted Indebtedness. Notwithstanding the foregoing limitations, the Company or any Subsidiary may incur Indebtedness if on the date of the incurrence of Indebtedness, after giving effect to the incurrence of such

Indebtedness and the receipt and application of the proceeds thereof, the Company's Leverage Ratio is less than 7.0 to 1.

              (b) The Company will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to own any Preferred Stock of a Subsidiary (other than Acquired Preferred Stock; provided that at the time the issuer of such Acquired Preferred Stock becomes a Subsidiary of the Company or merges with the Company or any of its Subsidiaries, and after giving effect to such transaction, the Company shall be able to incur 1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with this Section 4.07).

SECTION 4.08. TRANSACTIONS WITH AFFILIATES.

              The Company shall not, and shall not permit any of its Subsidiaries to make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is in the ordinary course of business and on fair and reasonable terms that are at least as favorable to the Company or such Subsidiary than those that would have been obtained in a comparable arm's-length transaction by the Company or such Subsidiary with an unrelated Person; and (ii) with respect to any Affiliate Transaction that involves aggregate consideration in excess of $5.0 million, the Company delivers to the Trustee a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; provided, however, that (a) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (b) the payment of employee benefits, including bonuses, retirement plans and stock options, and director fees in the ordinary course of business, (c) transactions between or among the Company and/or its Subsidiaries, (d) transactions between the Company or its Subsidiaries on the one hand, and the Initial Purchaser or its Affiliates on the other hand, involving the provision of financial or consulting services by the Initial Purchaser or its Affiliates, provided that the fees payable to the Initial Purchaser or its Affiliates do not exceed the usual and customary fees of the Initial Purchaser and its Affiliates for similar services, (e) transactions existing on December 19, 1996 or contemplated by the arrangements described in the documents incorporated by reference in the Offering Memorandum as set forth in the Offering Memorandum under the caption "Information Incorporated by Reference," (f) reasonable and customary directors' fees, (g) loans to officers or directors of the Company in the ordinary course of business, (h) transactions among the Company or any of its Subsidiaries and DLJ and its Affiliates in connection with the Refinancing as contemplated by the Offering Memorandum, including those in connection with the Tender Offer and the New Credit Agreement, (i) the repurchase of a station representation contract from KMSI in connection with the termination of the Interim Credit Facility, (j) transactions permitted by Section 4.05 hereof and (k) obligations of the Company under the Financial Monitoring and Oversight Agreements and the Tax Sharing Agreement, in each case, shall not be deemed Affiliate Transactions.

SECTION 4.09. LIENS.

              The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) to secure Indebtedness other than Senior Debt on any property or asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the Obligations so secured until such time as such Obligations are no longer secured by a Lien.

SECTION 4.10. COMPLIANCE WITH LAWS, TAXES.

              The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, the non-compliance with which would materially adversely affect the business, earnings, properties, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

              The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies, except those contested in good faith by appropriate proceedings.

SECTION 4.11. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

              The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries on its Capital Stock or (b) pay any Indebtedness owed to the Company or any of its Subsidiaries; (ii) make loans or advances to the Company or any of its Subsidiaries; or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of (a) Existing Indebtedness as in effect on December 19, 1996, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive in the aggregate in terms of such encumbrances or restrictions than those in effect on December 19, 1996; (b) the New Credit Agreement as in effect on December 19, 1996, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive in the aggregate in terms of such encumbrances or restrictions than those contained in the New Credit Agreement as in effect on December 19, 1996; (c) this Indenture, the Notes and the Subsidiary Guarantees; (d) applicable law; (e) any agreement relating to the purchase, sale or lease of assets, or any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of acquisition (except to the extent such Indebtedness or such restriction was incurred in connection with, or in contemplation of, such acquisition), in each case, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated EBITDA of such Person is not taken into account in determining whether such acquisition was permitted by the terms contained herein; (f) by reason of customary non-assignment provisions in leases and licenses entered into in the ordinary course of business and consistent with past practices; (g) purchase money or capitalized lease obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in this Section 4.11(iii) hereof on the property so acquired; (h) Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced; (i) other Indebtedness permitted by Section 4.07 hereof, so long as any such encumbrances or restrictions set forth in such Indebtedness are no more restrictive in the aggregate than those contained in this Indenture or the New Credit Agreement; or (j) any instrument governing the sale of assets of the Company or any of its Subsidiaries, which encumbrance or restriction applies solely to the assets of the Company or such Subsidiary, being sold in such transaction.

SECTION 4.12. MAINTENANCE OF OFFICE OR AGENCIES.

              The Company shall maintain in The City of New York an office or an agency (which may be an office of any Agent) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

              The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any matter relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

              The Company hereby designates the Corporate Trust Office of the Trustee located at 6201 15th Avenue, Brooklyn, New York 11219 as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.13. CHANGE OF CONTROL.

              (a) In the event of a Change of Control, the Company shall be obligated to make an offer to repurchase all outstanding Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment").

              (b) In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes under the terms of any Senior Debt, then prior to mailing the notice to the Holders of the Notes pursuant to Section 3.08(a) hereof, but in any event within 30 days following any Change of Control, the Company shall obtain the requisite consents, if any, under all agreements governing such Senior Debt to the purchase of Notes pursuant to the Change of Control Offer or repay the Senior Debt containing such a prohibition.

              (c) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.13 and in Article 3 hereof applicable to a Change of Control Offer made by the Company (including any requirement to repay in full any Senior Debt or obtain the consents of such lenders to such Change of Control Offer as set forth in this Section 4.13 (b) hereof) and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.14. ASSET SALES.

              (a) The Company shall not, and shall not permit any of its Subsidiaries to, engage in an Asset Sale unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors of the Company) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Marketable Securities (other than in the case where the Company or such Subsidiary is exchanging all or substantially all the assets of one or more broadcast businesses operated by the Company or such Subsidiary (including by way of transfer of the capital stock) for all or substantially all of the assets (including by way of the transfer of capital stock) constituting one or more broadcast businesses operated by another Person, in which event the foregoing requirement with respect to the receipt of cash or Marketable Securities shall not apply) and is received at the time of such disposition; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the Subsidiary Guarantees) that are assumed by the transferee of any such assets and (y) any notes or other obligations or securities received by the Company or any such Subsidiary from such transferee that are promptly (within 90 days) converted by the Company or such Subsidiary into cash (to the extent of the cash or Marketable Securities received), will be deemed to be cash for purposes of the foregoing clauses (i) and (ii); provided further, however, that the 75% limitation referred to above shall not apply to any sale, transfer or other disposition of assets in which the cash portion of the consideration received therefor, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation.

              (b) Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company must apply such Net Proceeds, (i) to permanently reduce Senior Debt of the Company or any Guarantor (and, in the case of revolving Indebtedness, to permanently reduce the commitments with respect thereto), (ii) to cash collateralize letters of credit under the Credit Agreement, provided that any such cash collateral released to the Company or its Subsidiaries upon the expiration of such letters of credit shall again be deemed to be Net Proceeds received on the date of such release, (iii) to reinvest, or to be contractually committed to reinvest pursuant to a binding agreement, in Productive Assets and, in the latter case, to have so reinvested within 360 days of the date of receipt of such Net Proceeds, or (iv) to purchase Notes tendered to the Company for purchase at a price equal to 100% of the principal amount thereof, plus accrued interest thereon to the date of purchase, pursuant to an offer to purchase made by the Company as set forth in Article 3 hereof (a "Net Proceeds Offer"); provided, however, that, prior to making any such Net Proceeds Offer, the Company shall, to the extent required pursuant to the 93/8% Notes Indenture as in effect on the date of the amendment and restatement of this Indenture, offer to use such Net Proceeds to repurchase and use all or a portion of such Net Proceeds to repurchase 93/8% Notes and then, to the extent required pursuant to the 8 3/4% Notes Indenture as in effect on the date of the amendment and restatement of this Indenture, offer to use the remaining Net Proceeds to repurchase 8 3/4% Notes, in which event the Company shall be required to use only the Net Proceeds remaining after such repurchases to make the Net Proceeds Offer contemplated by this Section 4.14; provided, further, that if at any time any non-cash consideration received by the Company or any Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this clause (b); provided, further, that the Company may defer making a Net Proceeds Offer until the aggregate Net Proceeds from Asset Sales (taking into account any Net Proceeds used to repurchase 93/8% Notes and 8 3/4% Notes pursuant to the second immediately preceding proviso) to be applied equals or exceeds $5,000,000. In the event of a transaction effected in accordance with
Section 5.01 which involves less than all of the property or assets of the Company, only property or assets not included in such transaction shall be deemed to have been transferred in an Asset Sale.

              (c) If the aggregate principal amount of Notes validly tendered pursuant to any Net Proceeds Offer is less than the amount of Net Proceeds subject to such Net Proceeds Offer, the Company may use any remaining portion of such Net Proceeds not required to fund the repurchase of tendered Notes for purposes otherwise permitted by this Indenture. Upon the consummation of any Net Proceeds Offer, the amount of Net Proceeds subject to any future Net Proceeds Offer from the Asset Sales giving rise to such Net Proceeds shall be deemed to be zero.

SECTION 4.15. ADDITIONAL GUARANTEES.

              If any of the Company's Subsidiaries executes and delivers a Guarantee with respect to the Credit Agreement, then such Subsidiary shall execute a Subsidiary Guarantee and deliver an opinion of counsel, in accordance with the terms of Article 11 hereof. If any Guarantor is subsequently released from its Guarantee of the Company's obligations under the Credit Agreement, such Guarantor's Subsidiary Guarantee will also be released.

SECTION 4.16. ACTIVITIES OF THE COMPANY.

              The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, engage in any business other than the ownership and operation of broadcast businesses or businesses related thereto, including, without limitation, media representation, sale of advertising and such other activities as are incidental or similar or related thereto.

SECTION 4.17. NO SENIOR SUBORDINATED DEBT.

              (a) The Company shall not incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes.

              (b) No Guarantor shall incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to any Subsidiary Guarantee.

SECTION 4.18. ASSET SWAPS.

              Neither the Company nor any of its Subsidiaries shall engage in any Asset Swaps, unless: (i) at the time of entering into the agreement to swap assets and immediately after giving effect to the proposed Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (ii) the Company would, after giving pro forma effect to the proposed Asset Swap, have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
Section 4.07; (iii) the respective fair market values of the assets being purchased and sold by the Company or any of its Subsidiaries (as determined in good faith by the management of the Company or, if such Asset Swap includes consideration in excess of $2,500,000 by the Board of Directors, as evidenced by a Board Resolution delivered to the Trustee) are substantially the same at the time of entering into the agreement to swap assets; and (iv) at the time of the consummation of the proposed Asset Swap, the percentage of any decline in the fair market value (determined as aforesaid) of the asset or assets being acquired by the Company and its Subsidiaries shall not be significantly greater than the percentage of any decline in the fair market value (determined as aforesaid) of the assets being disposed of by the Company, calculated from the time the agreement to swap assets was entered into.

                                   ARTICLE 5.
                                   SUCCESSORS

SECTION 5.01. Merger, Consolidation or Sale of Assets.

              The Company shall not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity (other than the KCC Merger) unless (i) the Company is the surviving corporation or entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.07.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

              Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or with which or into the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor has been named as the Company herein; provided, however, that neither the Company nor any such successor corporation shall be released from its Obligation to pay the principal of, premium, if any, and accrued and unpaid interest on, and Liquidated Damages, if any, with respect to the Notes.

                                   ARTICLE 6.
                             DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.

              (a) An Event of Default is:

                  (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Notes whether or not prohibited by
                          Article 10 hereof;

                  (ii) default in payment when due of principal or premium, if any, on the Notes at maturity, upon redemption or otherwise whether or not prohibited by Article 10 hereof;

                  (iii) failure by the Company for 30 days after receipt of written notice from the Trustee or Holders of at least 25% in principal amount of the Notes then outstanding to comply with the provisions described under Sections 4.13, 4.14, 4.05, 4.07 or Article 5 hereof;

                  (iv) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with its other agreements in this Indenture or the Notes;

                  (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default (A)(i) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) the principal of such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and (B) in each case, the principal amount of any such Indebtedness due to be paid, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

                  (vi) failure by the Company or any of its Subsidiaries to pay non-appealable final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $10.0 million, which judgments are not stayed, bonded, discharged or vacated within 60 days after their entry;

                  (vii) except as permitted by this Indenture, if any Subsidiary Guarantee that is granted by a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

                  (viii) in existence when the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                          (A)     commences a voluntary case,

                          (B) consents to the entry of an order for relief against it in an involuntary case,

                          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                          (D) makes a general assignment for the benefit of its creditors; and

                  (ix) in existence when a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (A) is for relief against the Company or any Significant Subsidiary in an involuntary case,

                          (B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary, or

                          (C) orders the liquidation of the Company or any Significant Subsidiary, and any such order or decree remains unstayed and in effect for 60 days.

              The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02. ACCELERATION.

              (a) If any Event of Default occurs and is continuing (other than an Event of Default under Section 6.01(a)(viii) or (ix) hereof), the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five Business Days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. Notwithstanding the foregoing, in the case of an Event of Default arising from Section 6.01(a)(viii) or (ix) hereof, all outstanding Notes will become due and payable without further action or notice.

              (b) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01 (a)(v) hereof, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in Section 6.01 (a)(v) hereof have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

SECTION 6.03. OTHER REMEDIES.

              If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or any accrued and unpaid interest on, or Liquidated Damages, if any, with respect to the Notes or to enforce the performance of any provision of the Notes or this Indenture.

              The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. WAIVER OF PAST DEFAULTS.

              The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of all Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, and interest on, and Liquidated Damages, if any, with respect to such Notes, which may only be waived with the consent of each Holder of Notes affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders' interest.

SECTION 6.05. CONTROL BY MAJORITY.

              Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability.

SECTION 6.06. LIMITATION ON SUITS.

              A Holder may pursue a remedy with respect to this Indenture or the Notes only if (i) the Holder gives to the Trustee notice of a continuing Event of Default; (ii) the Holders of at least 25% in principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

              A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

              Holders of the Notes may not enforce this Indenture, except as provided herein.

SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

              Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to a Note, on or after a respective due date expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

              If an Event of Default specified in Section 6.01(a)(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for (i) the principal, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes, (ii) interest on overdue principal and premium, if any, and, to the extent lawful, interest, and (iii) such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel ("Trustee Expenses").

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

              The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee (including any claim for Trustee Expenses) and the Holders allowed in any Insolvency or Liquidation Proceeding or other judicial proceeding relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute to Holders any money or other property payable or deliverable on any such claims and each Holder authorizes any Custodian in any such Insolvency or Liquidation Proceeding or other judicial proceeding to make such payments to the Trustee, and if the Trustee shall consent to the making of such payments directly to the Holders any such Custodian is hereby authorized to make such payments directly to the Holders, and to pay to the Trustee any amount due to it hereunder for Trustee Expenses, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such Trustee Expenses, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any Insolvency or Liquidation Proceeding.

SECTION 6.10. PRIORITIES.

              If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

              First: to the Trustee for amounts due under Section 7.07 hereof;

              Second: to Holders for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

              Third: to the Company or to such party as a court of competent jurisdiction shall direct.

              The Trustee may fix a record date and payment date for any payment to Holders.

SECTION 6.11. UNDERTAKING FOR COSTS.

              In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                    TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

              (a) If an Event of Default occurs (and has not been cured) the Trustee shall (i) exercise the rights and powers vested in it by this Indenture, and (ii) use the same degree of care and skill in exercising such rights and powers as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

              (b) Except during the continuance of an Event of Default:

                  (i) the Trustee's duties shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to this Indenture's requirements.

              (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

                  (i) this paragraph does not limit the effect of Section 7.01(b) hereof;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction it receives pursuant to
                          Section 6.05 hereof.

              (d) Whether or not expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c) and (e) of this Section.

              (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

              (f) The Trustee shall not be liable for interest on any money it receives except as the Trustee may agree in writing with the Company. Money the Trustee holds in trust need not be segregated from other funds except to the extent required by law.

SECTION 7.02. RIGHTS OF TRUSTEE.

              (a) The Trustee may rely on any document it believes to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be obligated to investigate any fact or matter stated in the document.

              (b) Before the Trustee acts or refrains from acting, it may reasonably require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

              (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any Agent appointed with due care.

              (d) The Trustee shall not be liable for any action it takes or omits to take, except to the extent that such action or omission to act constitutes negligence or wilful misconduct on the part of the Trustee.

              (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer.

SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

              The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. TRUSTEE'S DISCLAIMER.

              The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or for any money paid to the Company or upon the Company's direction under any provisions hereof, it shall not be responsible for the use or application of any money any Paying Agent other than the Trustee receives, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document furnished or issued in connection with the sale of the Notes or pursuant to this Indenture, other than its certificate of authentication.

SECTION 7.05. NOTICE TO HOLDERS OF DEFAULTS AND EVENTS OF DEFAULT.

              If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note (including any failure to redeem Notes called for redemption or any failure to purchase Notes tendered pursuant to an Offer that are required to be purchased by the terms of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the Holders' interests.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS.

              Within 60 days after each August 1 beginning with August 1, 1997, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with section 313(a) of the TIA (but if no event described in section 313(a) of the TIA has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with section 313(b)(2) of the TIA. The Trustee shall also transmit by mail all reports as required by section 313(c) of the TIA.

              Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders shall be filed with the SEC and each national securities exchange on which the Notes are listed. The Company shall notify the Trustee when and if the Notes are listed on any national securities exchange.

SECTION 7.07. COMPENSATION AND INDEMNITY.

              The Company shall pay to the Trustee (in its capacities as Trustee, Paying Agent and/or Registrar) from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances, fees and expenses it incurs or makes in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

              The Company shall indemnify and hold harmless the Trustee (in its capacities as Trustee, Paying Agent and/or Registrar) against any and all losses, liabilities or expenses the Trustee incurs arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its Obligations hereunder. The Company shall defend the claim and the Trustee shall reasonably cooperate in the defense. The Trustee may have one separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

              The Company's Obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

              The Company need not reimburse any expense or indemnify against any loss or liability the Trustee incurs through negligence or bad faith or willful misconduct.

              To secure the Company's payment of its Obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property the Trustee holds or collects, except such money or property held in trust to pay principal of, premium, if any, and any accrued and unpaid interest on, and Liquidated Damages, if any, with respect to particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

              When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(viii) or (ix) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses under any Bankruptcy Law.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

              A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

              The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

                  (i)     the Trustee fails to comply with Section 7.10 hereof;

                  (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (iii) a Custodian or public officer takes charge of the Trustee or its property; or

                  (iv)    the Trustee becomes incapable of acting.

              If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee, provided that the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace any successor Trustee appointed by the Company.

              If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

              If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

              A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its appointment to Holders. The retiring Trustee shall promptly transfer all property it holds as Trustee to the successor Trustee, provided all sums owing to the retiring Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the retiring Trustee's benefit with respect to expenses and liabilities it incurred prior to being replaced.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

              If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

              The Trustee shall at all times (i) be a corporation organized and doing business under the laws of the United States of America, of any state thereof, or the District of Columbia authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition, and (iv) satisfy the requirements of sections 310(a)(1), (2) and (5) of the TIA. The Trustee is subject to section 310(b) of the TIA.

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

              The Trustee is subject to section 311(a) of the TIA, excluding any creditor relationship listed in section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to section 311(a) of the TIA to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

              The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Subsidiary Guarantees upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

              Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and Subsidiary

Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and each Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Subsidiary Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due or on the redemption date, as the case may be, from the trust referred to in Section 8.04(a), (b) the Company's obligations with respect to such Notes under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10 and 4.12 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee including without limitation thereunder Section 7.07,
8.05 and 8.07 hereunder and the Company's obligations in connection therewith,
(d) the Company's rights to redeem Notes under Section 3.07 hereof and (e) the provisions of this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. COVENANT DEFEASANCE.

              Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 3.08, 4.02, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.14, 4.15, 4.16, 4.17,
4.18, 5.01 and 11.01 hereof and any future covenant added to this Indenture with respect to the outstanding Notes and Subsidiary Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes and Subsidiary Guarantees shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes and Subsidiary Guarantees shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company, its Subsidiaries or any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03 hereof, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, Sections 6.01(a)(i) through 6.01(a)(vii) hereof shall not constitute Events of Default.

SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

              The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes and Subsidiary Guarantees:

              In order to exercise either Legal Defeasance or Covenant
Defeasance:

              (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, (i) cash in United States dollars, (ii) non-callable Government Securities which through the scheduled payment of principal, premium, if any, interest and liquidated damages, if any, in respect thereof in accordance with their terms will provide, not later than one day before the due date of payment, cash in United States dollars in an amount, or (iii) a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

             (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

              (c) in the case of an election under Section 8.03 hereof, the
                  Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Sections 6.01(a)(viii) and (ix) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

              (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument including, without limitation, the New Credit Agreement (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

              (f) the Company shall have delivered to the Trustee an Opinion of
                  Counsel to the effect that after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

              (g) the Company shall have delivered to the Trustee an Officers'
                  Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

              (h) the Company shall have delivered to the Trustee an Officers'
                  Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

              (i) the Trustee shall have received such other documents and assurances as the Trustee shall have reasonably required.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
              OTHER MISCELLANEOUS PROVISIONS.

              Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by applicable law.

              The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

              Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company and be relieved of all liability with respect to any money or non-callable Government Securities held by it as provided in Section
8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. REPAYMENT TO THE COMPANY.

              Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on any Note and remaining unclaimed for one year after such principal, and premium, if any, or interest or Liquidated Damages, if any, has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.07. REINSTATEMENT.

              If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Guarantors under this Indenture, the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company or any Guarantor makes any payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Note following the reinstatement of its obligations, the Company or any Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                                   AMENDMENTS

SECTION 9.01. AMENDMENTS AND SUPPLEMENTS PERMITTED WITHOUT CONSENT OF HOLDERS.

              Notwithstanding Section 9.02 hereof, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder (a) to cure any ambiguity, defect or inconsistency; (b) to provide for uncertificated Notes in addition to or in place of certificated Notes; (c) to provide for the assumption by a successor corporation of the Company's Obligations to the Holders in the event of a disposition pursuant to
Article 5; (d) to comply with SEC's requirements to effect or maintain the qualification of this Indenture under the TIA; (e) to provide for additional Subsidiary Guarantees with respect to the Notes; (f) to make any change that does not materially adversely affect any Holder's legal rights under this Indenture, (g) to evidence and provide for a successor Trustee; (h) to add additional covenants or Events of Default; or (i) to secure the Notes .

              No amendment may be made to any provision of Article 10 that would adversely affect the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or their Representative) consent to such change.

              Upon the Company's request, after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any amended or supplemental indenture and the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be contained in any such amended or supplemental indenture, but the Trustee shall not be obligated to enter into an amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. AMENDMENTS AND SUPPLEMENTS REQUIRING CONSENT OF HOLDERS.

              Subject to Section 6.07 hereof and Section 10.13, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes), and any existing Default or Event of Default (other than a payment Default) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

              Upon the Company's request and after receipt by the Trustee of a resolution of the Board of Directors authorizing the execution of any supplemental indenture, evidence of the Holders' consent, and the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but not be obligated to, enter into such amended or supplemental indenture.

              It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment or waiver under this Section 9.02 becomes effective, the Company shall mail to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

              Subject to Sections 6.02, 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company or the Guarantors with any provision of this Indenture, the Notes or the Subsidiary Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Note or Subsidiary Guarantee held by a non-consenting Holder): (i) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 4.13 and 4.14 hereof), in a manner adverse to Holders, (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by either of Sections 4.13 or 4.14 hereof) or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 or
Section 11.08 hereof will require the consent of the holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of holders of Notes.

SECTION 9.03. COMPLIANCE WITH TIA.

              Every amendment or supplement to this Indenture or the Notes shall be set forth in an amendment or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

              Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment or waiver.

              The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment or waiver. If a record date is fixed, then, notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders of Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders of Notes after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

              After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (i) through (vi) of
Section 9.02 hereof. In such case, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

              The Trustee may (at the Company's expense) place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

              Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE PROTECTED.

              The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.

                                  ARTICLE 10.
                                 SUBORDINATION

SECTION 10.01. AGREEMENT TO SUBORDINATE.

               The Company and the Guarantors agree, and each Holder by accepting a Note agrees, that the payment of principal of, premium, interest and Liquidated Damages, if any, on the Notes shall be subordinated in right of payment, to the extent and in the manner provided in this Article 10 and Article 11, to the prior payment in full in cash or Marketable Securities of all Senior Debt, whether outstanding on the date hereof or thereafter incurred.

SECTION 10.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

               Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

               (a) the holders of Senior Debt will be entitled to receive payment in full in cash or Marketable Securities of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is allowable as a claim in any such proceeding) before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive (i) Permitted Junior Securities and any other Permitted Junior Securities issued in exchange for any Permitted Junior Securities and (ii) payments and other distributions made from the defeasance trust created pursuant to Article 8 hereof); and

               (b) until all Obligations with respect to Senior Debt are paid in full in cash or Marketable Securities, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Notes may receive (i) Permitted Junior Securities and any other Permitted Junior Securities issued in exchange for any Permitted Junior Securities and (ii) payments and other distributions made from the defeasance trust created pursuant to Article 8 hereof).

SECTION 10.03. DEFAULT ON DESIGNATED SENIOR DEBT.

               The Company also may not make any payment upon or in respect of the Notes (except that Holders of Notes may receive (i) Permitted Junior Securities and any other Permitted Junior Securities issued in exchange for any Permitted Junior Securities and (ii) payments and other distributions made from the defeasance trust created pursuant to Article 8 hereof) if:

               (i) a default in the payment of the principal of, premium, if any, or interest on Senior Debt occurs and is continuing; or

               (ii) any other default occurs and is continuing with respect to
                    Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.11 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent payment blockage period shall be commenced for purposes of this Section 10.03 unless and until (x) 360 days have elapsed since the commencement of the immediately prior payment blockage period and (y) all scheduled payments of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

               The Company may and shall resume payments on the Notes:

               (a) in the case of a payment default described in clause (i)
                   above, upon the date on which such default is cured or waived, and

               (b) in case of a nonpayment default described in clause (ii)
                   above, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless a payment default on Senior Debt then exists.

SECTION 10.04. ACCELERATION OF NOTES.

               If payment of the Notes is accelerated because of an Event of Default, the Trustee shall promptly notify the Representative of any Senior Debt of the acceleration.

SECTION 10.05. WHEN DISTRIBUTION MUST BE PAID OVER.

               In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee has actual knowledge that such payment is prohibited by Section 10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request to, the holders of Senior Debt as their interest may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their interest may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

               With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or bad faith of the Trustee.

SECTION 10.06. NOTICE BY COMPANY.

               The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

SECTION 10.07. SUBROGATION.

               After all Senior Debt is paid in full in cash or Marketable Securities and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this
Article 10 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Senior Debt.

SECTION 10.08. RELATIVE RIGHTS.

               This Article 10 defines the relative rights of the Holders and holders of Senior Debt. Nothing in this Indenture shall:

               (i) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes in accordance with their terms;

               (ii) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

               (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or an Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

               If the Company fails because of this Article 10 to pay principal of, premium, if any, interest or Liquidated Damages, if any, on a Note on the due date, the failure is nevertheless a Default or an Event of Default.

SECTION 10.09. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

               No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be prejudiced or impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

               Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time or payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; provided, however, that any such alteration shall not (A) increase the amount of Senior Debt outstanding in a manner prohibited by this Indenture or (B) otherwise violate Section 4.07 hereof; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; provided, however, that any such sale, exchange, release or other transaction shall not violate Section 4.09 hereof; and (d) exercise or refrain from exercising any rights against the Company or any other Person; provided, however, that in no event shall any such actions limit the right of the Holder to take any action to accelerate the maturity of the Notes in accordance with the provisions set forth in Article 6 or to pursue any rights or remedies against the parties to the Indenture under the Indenture or under applicable laws if the taking of such action does not otherwise violate the terms of this Article.

SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

               Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

               Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11. RIGHTS OF TRUSTEE AND PAYING AGENT.

               Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice that the payment of any Obligations with respect to the Notes would violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

               The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12. AUTHORIZATION TO EFFECT SUBORDINATION.

               Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, a Representative of Designated Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 10.13. AMENDMENTS.

               Any amendment to the provisions of this Article 10 shall require the consent of the Holders of at least 75% in aggregate amount of Notes then outstanding if such amendment would adversely affect the rights of the Holders of Notes.

                                  ARTICLE 11.
                               GUARANTEE OF NOTES

SECTION 11.01. SUBSIDIARY GUARANTEES.

               Each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes and the Obligations of the Company hereunder and thereunder, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the Notes, and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the Obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company. The Guarantors hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Note Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of the Obligations hereunder. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

SECTION 11.02. EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

               To evidence its Subsidiary Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit D shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor, by manual or facsimile signature, by an Officer of such Guarantor.

               Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

               If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

               The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee (in existence on or after the date hereof) set forth in this Indenture on behalf of the Guarantors.

SECTION 11.03. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

               (a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture shall prohibit a merger between a Guarantor and another Guarantor or a merger between a Guarantor and the Company.

               (b) Except as provided in Section 11.03(a) hereof or in a transaction referred to in Section 11.04 hereof no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, in the Form of Exhibit E hereto, under the Notes and this Indenture;
(ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.07 hereof. The requirements of subparagraph (iii) of this Section 11.03(b) shall not apply in the case of a consolidation with or merger with or into the Company or another Guarantor.

               (c) In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and substantially in the form of Exhibit E hereto, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor; provided that, solely for purposes of computing Consolidated EBITDA for purposes of Section 4.05 hereof, the Consolidated EBITDA of any Person other than the Company and its Subsidiaries shall, except as otherwise expressly provided for in Section 4.05, only be included for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All of the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

SECTION 11.04. RELEASES.

               In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture pursuant to Section 4.14 hereof.

SECTION 11.05. ADDITIONAL GUARANTORS.

               Any Person that was not a Guarantor on the date hereof may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in substantially the form of Exhibit E hereto, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors rights', fraudulent transfers, public policy and equitable principles as may be acceptable to the Trustee in its discretion).

SECTION 11.06. LIMITATION ON GUARANTOR LIABILITY.

               For purposes hereof, each Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and this Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the United States Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (B) left such Guarantor with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into; provided that it will be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is the amount set forth in clause (ii) above. In making any determination as to solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors, and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

SECTION 11.07. "TRUSTEE" TO INCLUDE PAYING AGENT.

               In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.

SECTION 11.08. SUBORDINATION OF SUBSIDIARY GUARANTEE.

               The obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Article 11 shall be senior in right of payment to the Katz Notes, but junior and subordinated to the Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders of Notes shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of Notes pursuant to this Indenture, including Article 10 hereof. In the event that the Trustee or any Holder shall have received any Guarantor payment that is prohibited by the foregoing sentence, such Guarantor payment shall be paid over and delivered forthwith to the holders of the Senior Debt remaining unpaid, to the extent necessary to pay in full all Senior Debt.

               Each Holder of a Note by its acceptance thereof (a) agrees to and shall be bound by the provisions of this Section 11.08, (b) authorizes and directs the Trustee in its behalf to take such actions as may be necessary and appropriate to effectuate the subordination so provided and (c) appoints the Trustee its attorney-in-fact for any and all such purposes.

                                  ARTICLE 12.
                                 MISCELLANEOUS

SECTION 12.01. TRUST INDENTURE ACT CONTROLS.

               If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of section 318(c) of the TIA, the imposed duties shall control.

SECTION 12.02. NOTICES.

               Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person, mailed by registered or certified mail, postage prepaid, return receipt requested or delivered by telecopier or overnight air courier guaranteeing next day delivery to the other's address:


                 Katz Media Corporation
                 125 West 55th Street
                 New York, NY  10019
                 Attention:  Chief Financial Officer
                 Telecopier No.: (212) 424-6489
         with a copy to:

                 Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                 399 Park Avenue, 22nd Floor
                 New York, New York  10022
                 Attention:  Edward D. Sopher, Esq.
                 Telecopier No.:  (212) 872-1002

         If to the Trustee:

                 American Stock Transfer & Trust Company
                 6201 15th Avenue
                 Brooklyn, NY  11219
                 Attention: Corporate Trust Administration Department


               The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

               All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; the date receipt is acknowledged, if mailed by registered or certified mail; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

               Any notice or communication to a Holder shall be mailed by first-class mail to his or her address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

               If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

               If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

               Holders may communicate pursuant to section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of section 312(c) of the TIA.

SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

               Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (a) an Officers' Certificate (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (b) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent provided for in this Indenture relating to the proposed action have been complied with.

SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to section 314(a)(4) of the TIA) shall include:

               (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the
                   examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether, in such Person's opinion, such condition or covenant has been complied with.

SECTION 12.06. RULES BY TRUSTEE AND AGENTS.

               The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07. LEGAL HOLIDAYS.

               If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08. NO RECOURSE AGAINST OTHERS.

               No officer, employee, director, incorporator or stockholder of the Company or a Guarantor shall have any liability for any Obligations of the Company or a Guarantor under the Notes or this Indenture, or for any claim based on, in respect of, or by reason of, such Obligations or the creation of any such Obligation. Each Holder by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

SECTION 12.09. COUNTERPARTS.

               This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 12.10. VARIABLE PROVISIONS.

               The Company initially appoints the Trustee as Paying Agent, Registrar and authenticating agent.

               The first compliance certificate to be delivered by the Company to the Trustee pursuant to Section 4.03 hereof shall be for the fiscal year ending on December 31, 1997.

SECTION 12.11. GOVERNING LAW.

               The internal laws of the State of New York shall govern this Indenture and the Notes, without regard to the conflict of laws provisions thereof.

SECTION 12.12. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

               This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries, and no other indenture, loan or debt agreement may be used to interpret this Indenture.

SECTION 12.13. SUCCESSORS.

               All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.14. SEVERABILITY.

               If any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.15. TABLE OF CONTENTS, HEADINGS, ETC.

               The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                       [NEXT PAGE IS THE SIGNATURE PAGE]

DATED AS OF OCTOBER 28, 1997         KATZ MEDIA CORPORATION

                                     BY:
                                        ----------------------------------------
                                              NAME:
                                              TITLE:

DATED AS OF OCTOBER 28, 1997         KATZ COMMUNICATIONS, INC.

                                     KATZ MILLENNIUM MARKETING INC.
                                     AMCAST RADIO SALES, INC. (formerly known as
                                           Banner Radio Sales, Inc.)
                                     CHRISTAL RADIO SALES, INC.
                                     EASTMAN RADIO SALES, INC.
                                     SELTEL INC.
                                     KATZ CABLE CORPORATION
                                     THE NATIONAL PAYROLL COMPANY, INC.

                                     BY:
                                        ----------------------------------------
                                              NAME:
                                              TITLE:

DATED AS OF OCTOBER 28, 1997         AMERICAN STOCK TRANSFER & TRUST
                                     COMPANY, AS TRUSTEE

                                     BY:
                                        ----------------------------------------
                                              NAME:
                                              TITLE:

                                     BY:
                                        ----------------------------------------
                                              NAME:
                                              TITLE:

                                                                     EXHIBIT A-1

                                 (FACE OF NOTE)

             10 1/2% SERIES [A/B] SENIOR SUBORDINATED NOTE DUE 2007

No.
                                                                     $__________

CUSIP No.

                             KATZ MEDIA CORPORATION

promises to pay to

or registered assigns,

the principal sum of

Dollars on January 15, 2007.

Interest Payment Dates:  July 15 and January 15.

Record Dates:  January 1 and July 1.
                                        Dated: December 19, 1996

                                        KATZ MEDIA CORPORATION

                                        By:
                                             ---------------------------------
                                        Name:
                                                ------------------------------
                                        Title:
                                                ------------------------------


Trustee's Certificate of Authentication
Dated: December 19, 1996


This is one of the [Global]
Notes referred to in the
within-mentioned Indenture:

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
   -------------------------------------
         (Authorized Signatory)



                                    A1-1

                 [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company shall act as the Depositary until a successor shall be appointed by the Company and the Registrar. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY Person IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

                 THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
                 (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND, IN THE CASE OF CLAUSE
                 (b), (c) or (d), BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.(2)

                 Additional provisions of this Note are set forth on the other side of this Note.




------------------
(1) This paragraph should be included only if the Note is issued in global form.

(2) This paragraph should be removed upon the exchange of Series A Notes for Series B Notes in the Exchange Offer or upon the registration of the Series A Notes pursuant to the terms of the Registration Rights Agreement.


                                    A1-2

                                 (BACK OF NOTE)

               10% SERIES [A/B] SENIOR SUBORDINATED NOTE DUE 2007

         1.      INTEREST.        Katz Media Corporation, a Delaware
corporation, (the "Company") promises to pay interest on the principal amount of the Notes at the rate and in the manner specified below. Interest on the Notes will accrue at 10 1/2% per annum from the date this Note is issued until maturity. The Company will pay Liquidated Damages, if any, pursuant to
Section 5 of the Registration Rights Agreement referred to below. Interest and Liquidated Damages, if any, will be payable semiannually in cash in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that the first Interest Payment Date shall be July 15, 1997. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at the rate of 1% per annum in excess of the interest rate then in effect and shall pay interest on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30 day months.





                                      A1-3

         2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. American Stock Transfer & Trust Company (the "Trustee") will initially act as the Paying Agent and Registrar. The Company may appoint additional paying agents or co-registrars, and change the Paying Agent, any additional paying agent, the Registrar or any co-registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Notes under an Indenture, dated as of December 19, 1996 (the "Indenture"), among the Company, as issuer, Katz Communications, Inc., Katz Millennium Marketing Inc., Banner Radio Sales, Inc., Christal Radio Sales, Inc., Eastman Radio Sales, Inc., Seltel Inc., Katz Cable Corporation and The National Payroll Company, Inc., as Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb) as in effect on the date of the original issuance of the Notes (the "Trust Indenture Act"). The Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms (all capitalized terms not defined herein shall have the meanings assigned them in the Indenture). The Notes are unsecured senior subordinated obligations of the Company limited to $100,000,000 in aggregate principal amount.

         5. OPTIONAL REDEMPTION. (a) Except as described in paragraph 5(b) below, the Notes may not be redeemed at the option of the Company prior to January 15, 2002. During the twelve (12) month period beginning January 15 of the years indicated below, the Notes will be redeemable at the option of the Company, in whole or in part, on at least 30 but not more than 60 days' notice to each Holder of Notes to be redeemed, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus any accrued and unpaid interest and Liquidated Damages, if any, to the applicable date of redemption:

            YEAR                                                 PERCENTAGE
            ----                                                 ----------
            2003  . . . . . . . . . . . . . . . . . . . . .       105.250%
            2003  . . . . . . . . . . . . . . . . . . . . .       103.938%
            2004  . . . . . . . . . . . . . . . . . . . . .       102.625%
            2005  . . . . . . . . . . . . . . . . . . . . .       101.313%
            2006 and thereafter . . . . . . . . . . . . . .       100.000%


                          (b)     Notwithstanding the foregoing, at any time
prior to January 15, 2000, the Company may redeem up to 35% in aggregate principal amount of the Notes with the net proceeds of (i) one or more offerings of Equity Interests (other than Disqualified Stock) of the Company or
(ii) one or more offerings of Equity Interests or other securities of KMG or KMSI, to the extent the net proceeds thereof are contributed or advanced to the Company as a capital contribution to common equity, in each case, at a redemption price equal to 109.5% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date; provided that at least 65% in aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of any such redemption; and provided, further, that such redemption will occur within 90 days of the date of the closing of such offering.





                                      A1-4

         6. MANDATORY REDEMPTION. Subject to the Company's obligation to make an offer to purchase Notes under certain circumstances pursuant to Sections 4.13 and 4.14 of the Indenture (as described in paragraph 7 below), the Company is not required to make any mandatory redemption, purchase or sinking fund payments with respect to the Notes.

         7.      MANDATORY OFFERS TO PURCHASE NOTES. (a)    Upon the occurrence
of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to an offer (a "Change of Control Offer") at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase.

                 (b) If the Company or any Restricted Subsidiary consummates one or more Asset Sales and does not use all of the Net Proceeds from such Asset Sales as provided in Section 4.14 of the Indenture, the Company will be required, under certain circumstances, to utilize the Excess Proceeds from such Asset Sales to offer (an "Asset Sale Offer") to purchase Notes at a purchase price in cash equal to 100% of the aggregate principal amount of the Notes plus any accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. If the Excess Proceeds are insufficient to purchase all Notes tendered pursuant to any Asset Sale Offer, the Trustee shall select the Notes to be purchased in accordance with the terms of Article 3 of the Indenture.

                 (c) Holders may tender all or, subject to paragraph 8 below, any portion of their Notes in a Change of Control Offer or Asset Sale Offer (collectively, an "Offer") by completing the form below entitled "OPTION OF HOLDER TO ELECT PURCHASE."

                 (d) The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with an offer required to be made by the Company to repurchase the Notes as a result of a Change of Control or an Asset Sale. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

         8. NOTICE OF REDEMPTION OR PURCHASE. Notice of an optional redemption or an Offer will be mailed to each Holder at its registered address at least 30 days but not more than 60 days before the date of redemption or purchase. Notes may be redeemed or purchased in part, but only in whole multiples of $1,000 unless all Notes held by a Holder are to be redeemed or purchased. On or after any date on which Notes are redeemed or purchased, interest and Liquidated Damages, if any, ceases to accrue on the Notes or portions thereof called for redemption or accepted for purchase on such date.

         9. SUBORDINATION. The Notes are subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in full of all Senior Debt, which includes (i) all Obligations (including without limitation interest accruing after filing of a petition in bankruptcy whether or not such interest is an allowable claim in such proceeding) of the Company or its Subsidiaries, including without limitation any Guarantees of such Obligations pursuant to the New Credit Agreement and (ii) any other Indebtedness permitted to be incurred by the Company or the Guarantors under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Restricted Subsidiaries or other Affiliates (other than Indebtedness arising under the New Credit Agreement), (y) any trade payables or (z) any Indebtedness that is incurred in violation of Section 4.07 of the Indenture. The Company agrees, and each Holder by accepting a Note consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

         10. SUBSIDIARY GUARANTEES. The Company's payment obligations under the Notes are jointly and severally unconditionally guaranteed by the Guarantors. The Subsidiary Guarantees of each Guarantor will be subordinated to the prior payment in full of all Senior Debt of such Guarantor and the amounts for which the





                                      A1-5

Guarantors will be liable under the guarantees issued from time to time with respect to Senior Debt.

         11. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. Holders seeking to transfer or exchange their Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered pursuant to an Offer. Also, it need not exchange or register the transfer of any Notes for a period of 15 Business Days before a selection of Notes to be redeemed or between a record date and the next succeeding Interest Payment Date.

         12. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         13. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the following paragraphs, the Indenture, the Notes and the Subsidiary Guarantees may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes), and any existing Default or Event of Default (other than a payment Default) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

                 Without the consent of any Holder, the Indenture or the Notes may be amended to: cure any ambiguity, defect or inconsistency; provide for uncertificated Notes in addition to or in place of certificated Notes; provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation of the Company; following the Exchange Offer, to comply with the SEC's requirements to effect or maintain the qualification of the Indenture under the TIA; provide for additional Guarantees with respect to the Notes; make any change that does not materially adversely affect any Holder's legal rights under the Indenture; or, evidence and provide for a successor Trustee, add additional covenants or Events of Default or secure the Notes. Any amendment to the provisions of Article 10 or Section 11.08 hereof will require the consent of the holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of holders of Notes. Certain amendments require the consent of each Holder adversely affected.

         14. DEFAULTS AND REMEDIES. Events of Default include (in summary form): default for 30 days in payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes; default in payment when due of principal of, or premium, if any, on the Notes at maturity; failure by the Company for 30 days after receipt of notice to it to comply with the provisions of Sections 4.13, 4.14, 4.05, 4.07 or Article 5 of the Indenture; failure by the Company for 60 days after receipt of notice to it to comply with any of its other agreements or covenants in, or provisions of, the Indenture or the Notes; certain defaults under and acceleration prior to maturity of, or failure to pay at maturity, certain other Indebtedness; failure to pay certain final judgments that remain undischarged; certain judicial findings of unenforceability or invalidity as to any guarantee of the Notes or the disaffirmance or denial by any guarantor of its guarantee of the Notes; and certain events of bankruptcy or insolvency involving the Company or any Restricted Subsidiary that is a Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all the Notes to be immediately due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the New Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the New Credit Agreement or five Business Days after receipt by the Company and the Representative under the New Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.
Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the





                                      A1-6

Trustee in its exercise of any trust or power. The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of all Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, and interest on, and Liquidated Damages, if any, with respect to such Notes, which may only be waived with the consent of each Holder of Notes affected.The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a payment Default) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

         15. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any Affiliate, and may otherwise deal with the Company or any Affiliate, as if it were not Trustee.

         16. NO RECOURSE AGAINST OTHERS. No officer, employee, incorporator director, stockholder or Subsidiary of the Company or Guarantor shall have any liability for any Obligations of the Company or Guarantor under the Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such Obligations or the creation of any such Obligation, except, in the case of a Subsidiary, for an express guarantee or an express creation of any Lien by such Subsidiary of the Company's Obligations under the Notes. Each Holder by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

         17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of December 19, 1996, among the Company, the Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation (the "Registration Rights Agreement").

         18. SUCCESSOR CORPORATION SUBSTITUTED. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 of the Indenture, the successor corporation formed by such consolidation or with which or into the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor has been named as the Company under the Indenture; provided, however, that neither the Company nor any successor corporation shall be released from its Obligation to pay the principal of, premium, if any, and accrued and unpaid interest on, and Liquidated Damages, if any, with respect to the Notes.

         19. GOVERNING LAW. The internal laws of the state of New York shall govern this Indenture and the Notes without regard to the conflict of laws provisions thereof.

         20. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         21. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         22. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the Notes.





                                      A1-7

                 The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                                   Katz Media Corporation
                                    125 West 55th Street
                                    New York, NY  10019
                             Attention: Chief Financial Officer





                                      A1-8

                                ASSIGNMENT FORM

                 To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

--------------------------------------------------------------------------------
             (INSERT ASSIGNEE'S SOCIAL SECURITY OR TAX I.D. NO.)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
            (PRINT OR TYPE ASSIGNEE'S NAME, ADDRESS AND ZIP CODE)

and irrevocably appoint
                        --------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.





Date:
      -----------------

                Your Signature:
                                 -----------------------------------------------
                (Sign exactly as your name appears on the face of this Security)

                Signature Guarantee:***
                                         ---------------------------------------





--------------
*** Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A1-9

                       OPTION OF HOLDER TO ELECT PURCHASE

                 If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 or 4.14 of the Indenture, check the box below:

                 [ ] Section                      [ ] 4.13  Section 4.14

                 If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.13 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $
                                           -----------
Date:
      ------------------

                Your Signature:
                                 -----------------------------------------------
                (Sign exactly as your name appears on the face of this Security)

                Tax Identification No.:
                                          --------------------------------------

                Signature Guarantee:*
                                          --------------------------------------



----------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A1-10

        SCHEDULE OF EXCHANGES FOR DEFINITIVE NOTES FOR ANOTHER NOTE (2)

                 The following exchanges of a part of this Global Note for Definitive Notes or another Global Note have been made:



                                                                           PRINCIPAL AMOUNT OF
                           AMOUNT OF DECREASE    AMOUNT OF INCREASE          THIS GLOBAL NOTE            SIGNATURE OF AUTHORIZED
                          IN PRINCIPAL AMOUNT    IN PRINCIPAL AMOUNT      FOLLOWING SUCH DECREASE         OFFICER OF TRUSTEE OR
     DATE OF EXCHANGE     OF THIS GLOBAL NOTE    OF THIS GLOBAL NOTE          (OR INCREASE)                   NOTE CUSTODIAN
     ----------------     -------------------    -------------------      -----------------------        ----------------------








----------------
(2)   TO BE INCLUDED ONLY IF THE NOTE IS ISSUED IN GLOBAL FORM.

                                     A1-11

                                                                     EXHIBIT A-2

                  (FACE OF REGULATION S TEMPORARY GLOBAL NOTE)
             10 1/2% SERIES [A/B] SENIOR SUBORDINATED NOTE DUE 2007

No.
                                                                     $__________

CUSIP No.

                             KATZ MEDIA CORPORATION

promises to pay to

or registered assigns,

the principal sum of

Dollars on January 15, 2007.

Interest Payment Dates:  July 15 and January 15.

Record Dates:  January 1 and July 1.

                                                   Dated: December 19, 1996

                                                   KATZ MEDIA CORPORATION


                                                   By:
                                                      --------------------------
                                                            Name:
                                                            Title:

Trustee's Certificate of Authentication
Dated: December 19, 1996


This is one of the [Global]
Notes referred to in the
within-mentioned Indenture:

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
     -----------------------------------
         (Authorized Signatory)





                                      A2-1

                  (BACK OF REGULATION S TEMPORARY GLOBAL NOTE)

             10 1/2% SERIES [A/B] SENIOR SUBORDINATED NOTE DUE 2007

                 THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

                 NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

                 [UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITORY TRUST COMPANY SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE REGISTRAR. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

                 "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
                 (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND, IN THE CASE OF CLAUSE
                 (b), (c) or (d), BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN





------------
(1) This paragraph should be included only if the Note is issued in global form.

                                      A2-2

                 EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.(2)

                 Katz Media Corporation, a Delaware corporation (the "company"), promises to pay interest on the principal amount of this Note at the rate of 10 1/2% per annum, which interest shall be payable in cash semi-annually on January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided that the first Interest Payment Date shall be July 1, 1997. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                 This Regulation S Temporary Global Note is issued in respect of an issue of 10 1/2% Senior Subordinated Notes due 2007 (the "notes") of the Company, limited to the aggregate principal amount of U.S. $ 100.0 million issued pursuant to an Indenture (the "Indenture") dated as of December 19, 1996, between the Company, Katz Communications, Inc., Katz Millennium Marketing Inc., Banner Radio Sales, Inc., Christal Radio Sales, Inc., Eastman Radio Sales, Inc., Seltel Inc., Katz Cable Corporation and The National Payroll Company, Inc., as Guarantors (the "Guarantors") and American Stock Transfer & Trust Company, as trustee (the "Trustee"), and is governed by the terms and conditions of the Indenture governing the Notes, which terms and conditions are incorporated herein by reference and, except as otherwise provided herein, shall be binding on the Company and the Holder hereof as if fully set forth herein. Unless the context otherwise requires, the terms used herein shall have the meanings specified in the Indenture.

                 Until this Regulation S Temporary Global Note is exchanged for Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

                 This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Regulation S Permanent Global Notes or Rule 144A Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an opinion of counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Regulation S Permanent Global Notes or Rule 144A Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

                 This Regulation S Temporary Global Note shall not become valid or obligatory until the certificate of authentication hereon shall have been duly manually signed by the Trustee in accordance with the Indenture. This Regulation S Temporary Global Note shall be governed by and construed in accordance with the laws of the State of the New York. All references to "$," "Dollars," "dollars" or "U.S. $" are to such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts therein.


--------------
(2) This paragraph should be removed upon the exchange of Series A Notes for Series B Notes in the Exchange Offer or upon the registration of the Series A Notes pursuant to the terms of the Registration Rights Agreement.

                                      A2-3

                     SCHEDULE OF EXCHANGES FOR GLOBAL NOTE

                 The following exchanges of a part of this Regulation S Temporary Global Note for other Global Notes have been made:



                                                                           PRINCIPAL AMOUNT OF
                           AMOUNT OF DECREASE    AMOUNT OF INCREASE          THIS GLOBAL NOTE            SIGNATURE OF AUTHORIZED
                          IN PRINCIPAL AMOUNT    IN PRINCIPAL AMOUNT      FOLLOWING SUCH DECREASE         OFFICER OF TRUSTEE OR
     DATE OF EXCHANGE     OF THIS GLOBAL NOTE    OF THIS GLOBAL NOTE          (OR INCREASE)                   NOTE CUSTODIAN
     ----------------     -------------------    -------------------      -----------------------        ----------------------





                                      A2-4

                                                                     EXHIBIT B-1

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
             FROM RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE
               (PURSUANT TO SECTION 2.06(a)(i) OF THE INDENTURE)



American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, NY  11219
Attention:  Corporate Trust Division

         Re:     10 1/2% Notes due 2007 of Katz Media Corporation

                 Reference is hereby made to the Indenture, dated as of December 19, 1996 (the "Indenture"), between Katz Media Corporation, as issuer (the "Company"), Katz Communications, Inc., Katz Millennium Marketing Inc., Banner Radio Sales, Inc., Christal Radio Sales, Inc., Eastman Radio Sales, Inc., Seltel Inc., Katz Cable Corporation and The National Payroll Company, Inc., as Guarantors (the "Guarantors") and American Stock Transfer & Trust Company, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                 This letter relates to $_______ principal amount of Notes which are evidenced by one or more Rule 144A Global Notes (CUSIP 486107AA3) and held with the Depositary in the name of ____________________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP U24450AA3), which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Cedel Bank or both (Common Code 7211783).

                 In connection with such request and in respect of such Notes, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:

                 (1) The offer of the Notes was not made to a person in the United States;

                 (2)      either:

                          (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

                          (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

                 (3) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S;

                 (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and





                                      B1-1

                 (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Cedel Bank or both (Common Code 7211783).

                 Upon giving effect to this request to exchange a beneficial interest in a Rule 144A Global Note for a beneficial interest in a Regulation S Global Note, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Regulation S Global Notes pursuant to the Indenture and the Securities Act and, if such transfer occurs prior to the end of the 40-day restricted period associated with the initial offering of Notes, the additional restrictions applicable to transfers of interest in the Regulation S Temporary Global Note.

                 This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation (277 Park Avenue, New York, NY 10172), the initial purchaser of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.




                                          ------------------------------------
                                          [Insert Name of Transferor]

                                          By:
                                              --------------------------------
                                                     Name:
                                                     Title:

Dated:
      ------------------------------ ,  ----

cc:      Katz Media Corporation
         Donaldson, Lufkin & Jenrette Securities Corporation





                                      B1-2

                                                                     EXHIBIT B-2

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
             FROM REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE
               (PURSUANT TO SECTION 2.06(a)(ii) OF THE INDENTURE)

American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, NY  11219
Attention:  Corporate Trust Division

                 Re:      10 1/2% Notes due 2007 of Katz Media Corporation

                 Reference is hereby made to the Indenture, dated as of December 19, 1996 (the "Indenture"), between Katz Media Corporation, as issuer (the "Company"), Katz Communications, Inc., Katz Millennium Marketing Inc., Banner Radio Sales, Inc., Christal Radio Sales, Inc., Eastman Radio Sales, Inc., Seltel Inc., Katz Cable Corporation and The National Payroll Company, Inc., as Guarantors (the "Guarantors") and American Stock Transfer & Trust Company, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                 This letter relates to $_______ principal amount of Notes which are evidenced by one or more Regulation S Global Notes (CUSIP U24450AA3) and held with the Depositary through Euroclear or Cedel Bank (Common Code 7211783) in the name of ____________________________ (the "Transferor"). The
Transferor has requested a transfer of such beneficial interest in the Notes to a Person who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Rule 144A Global Notes (CUSIP 486107AA3), to be held with the Depositary.

                 In connection with such request and in respect of such Notes, the Transferor hereby certifies that:

                                  [CHECK ONE]

       [ ] such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

                                       or

       [ ] such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

       [ ] such transfer is being effected pursuant to an effective registration statement under the Securities Act;


                                       or


                                      B2-1

       [ ] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an opinion of counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

                 Upon giving effect to this request to exchange a beneficial interest in Regulation S Global Notes for a beneficial interest in Rule 144A Global Notes, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Rule 144A Global Notes pursuant to the Indenture and the Securities Act.

                 This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation (277 Park Avenue, New York, NY 10172), the initial purchaser of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.




                                                   ---------------------------
                                                   [Insert Name of Transferor]

                                                   By:
                                                      ------------------------
                                                            Name:
                                                            Title:

Dated:                                19
      ------------------------------,   --

cc:      Katz Media Corporation
         Donaldson, Lufkin & Jenrette Securities Corporation





                                      B2-2

                                                                     EXHIBIT B-3

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                              OF DEFINITIVE NOTES
                 (PURSUANT TO SECTION 2.06(b) OF THE INDENTURE)

American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, NY  11219
Attention:  Corporate Trust Division

                 Re:      10 1/2% Notes due 2007 of Katz Media Corporation

                 Reference is hereby made to the Indenture, dated as of December 19, 1996 (the "Indenture"), between Katz Media Corporation, as issuer (the "Company"), Katz Communications, Inc., Katz Millennium Marketing Inc., Banner Radio Sales, Inc., Christal Radio Sales, Inc., Eastman Radio Sales, Inc., Seltel Inc., Katz Cable Corporation and The National Payroll Company, Inc., as Guarantors (the "Guarantors") and American Stock Transfer & Trust Company, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                 This letter relates to $_______ principal amount of Notes which are evidenced by one or more Definitive Notes (CUSIP __________) in the name of ________________ (the "Transferor"). The Transferor has requested an exchange or transfer of such Definitive Note(s) in the form of an equal principal amount of Notes evidenced by one or more Definitive Notes (CUSIP _________), to be delivered to the Transferor or, in the case of a transfer of such Notes, to such Person as the Transferor instructs the Trustee.

                 In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange or transfer (the "Surrendered Notes"), the Transferor hereby certifies that:

                                  [CHECK ONE]

       [ ] the Surrendered Notes are being acquired for the Transferor's own account, without transfer;

                                       or

       [ ]       the Surrendered Notes are being transferred to the Company;

                                       or

       [ ] the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or





                                      B3-1

       [ ] the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

       [ ] the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

       [ ] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an opinion of counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

                 This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation (277 Park Avenue, New York, NY 10172), the initial purchaser of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.




                                            ----------------------------------
                                            [Insert Name of Transferor]

                                            By:
                                                ------------------------------
                                                            Name:
                                                            Title:

Dated:
      ------------------------------, ----

cc:      Katz Media Corporation
         Donaldson, Lufkin & Jenrette Securities Corporation



                                     B3-2

                                                                     EXHIBIT B-4

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
          FROM RULE 144A GLOBAL NOTE OR REGULATION S PERMANENT GLOBAL
                            NOTE TO DEFINITIVE NOTE
                 (PURSUANT TO SECTION 2.06(c) OF THE INDENTURE)

American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, NY  11219
Attention:  Corporate Trust Division

                 Re:      10 1/2% Notes due 2007 of Katz Media Corporation

                 Reference is hereby made to the Indenture, dated as of December 19, 1996 (the "Indenture"), between Katz Media Corporation, as issuer (the "Company"), Katz Communications, Inc., Katz Millennium Marketing Inc., Banner Radio Sales, Inc., Christal Radio Sales, Inc., Eastman Radio Sales, Inc., Seltel Inc., Katz Cable Corporation and The National Payroll Company, Inc., as Guarantors (the "Guarantors") and American Stock Transfer & Trust Company, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                 This letter relates to $_______ principal amount of Notes which are evidenced by a beneficial interest in one or more Rule 144A Global Notes or Regulation S Permanent Global Notes (CUSIP __________) in the name of ______________________ (the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest in the form of an equal principal amount of Notes evidenced by one or more Definitive Notes (CUSIP _________), to be delivered to the Transferor or, in the case of a transfer of such Notes, to such Person as the Transferor instructs the Trustee.

                 In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange or transfer (the "Surrendered Notes), the Transferor hereby certifies that:

                                  [CHECK ONE]

       [ ] the Surrendered Notes are being transferred to the beneficial owner of such Notes;

                                       or

       [ ] the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

       [ ] the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;







                                      B4-1
                                       or

       [ ] the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

       [ ] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an opinion of counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation (277 Park Avenue, New York, NY 10172), the initial purchaser of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.




                                            ----------------------------------
                                            [Insert Name of Transferor]

                                            By:
                                                ------------------------------
                                                            Name:
                                                            Title:

Dated:
      ------------------------------, ----

cc:      Katz Media Corporation
         Donaldson, Lufkin & Jenrette Securities Corporation





                                      B4-2

                                                                       EXHIBIT C

                     FORM OF CERTIFICATE TO BE DELIVERED BY
                       INSTITUTIONAL ACCREDITED INVESTORS

                            ________________, _____

American Stock Transfer & Trust Department, as Registrar
Attention: Corporate Trust Department
Ladies and Gentlemen:

                 In connection with our proposed purchase of certain 10 1/2% Series [A/B] Senior Subordinated Notes due 2007 (the "Notes") of Katz Media Corporation, a Delaware corporation (the "Company"), we represent that:

                 (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

                 (ii) any purchase of Notes will be for our own account or for the account of one or more other Institutional Accredited Investors;

                 (iii) in the event that we purchase any Notes, we will acquire such Notes having a minimum purchase price of at least $100,000 for our own account and for each separate account for which we are acting;

                 (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes;

                 (v) we are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

                 (vi) we have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Notes.

                 We understand that the Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that such Notes may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that the Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph.

                 We acknowledge that you, the Company and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

                 THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                               -------------------------------
                                               [Insert Name of Transferor]

                                               By:
                                                   ---------------------------
                                                            Name:
                                                            Title:
                                                            Address:

                                                                       EXHIBIT D

                          FORM OF SUBSIDIARY GUARANTEE

                 Each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a 10 1/2% Senior Subordinated Note due 2007 of Chancellor Media Corporation of Los Angeles, a Delaware corporation (the "Company") authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes and the Obligations of the Company hereunder and thereunder, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, if any (to the extent permitted by law), interest on any interest, if any, and Liquidated Damages, if any, on the Notes, and all other payment Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason the Guarantors will be jointly and severally obligated to pay the same immediately.

                 The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. THE TERMS OF ARTICLE 11 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE. In the case of any discrepancy between this writing and Article 11 of the Indenture, Article 11 of the Indenture shall control.

                 This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full, final and indefeasible payment of all of the Company's obligations under the Notes and the Indenture (subject to Section
11.04 of the Indenture) and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Notes and, in the event of any transfer or assignment of rights by any Holder of Notes or the Trustee, the rights and privileges herein conferred upon the party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Subsidiary Guarantee of payment and not a guarantee of collection.

                 For purposes hereof, each Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the United States Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (B) left such Guarantor with unreasonably small capital at the time its Subsidiary Guarantee of the Notes was entered into; provided that it will be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is the amount set forth in clause (ii) above. The Indenture provides that, in making any determination as to solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors, and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

                 This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                 Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.



                                            [GUARANTOR]

                                            By:
                                                ------------------------------
                                                            Name:
                                                            Title:

                                                                       EXHIBIT E

                         FORM OF SUPPLEMENTAL INDENTURE

                 SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of _________________, _____, between (the "Guarantor"), a subsidiary of Katz Media Corporation, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H

                 WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of December 19, 1996, providing for the issuance of an aggregate principal amount of $100,000,000 of 10 1/2% Series [A/B] Senior Subordinated Notes due 2007 (the "Notes");

                 WHEREAS, Section 4.15 of the Indenture provides that under certain circumstances the Company is required to cause the Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth in Article 11 of the Indenture; and

                 WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                 NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

                 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                 2. Agreement to Guarantee. The Guarantor hereby agrees, jointly and severally with all other Guarantors, to guarantee the Company's Obligations under the Notes on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

                 3. No Recourse Against Others. No officer, employee, director, incorporator or stockholder of the Company or a Guarantor shall have any liability for any Obligations of the Company or a Guarantor under the Notes or this Indenture, or for any claim based on, in respect of, or by reason of, such Obligations or the creation of any such Obligation. Each Holder by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

                 4. Governing Law. The internal laws of the State of New York shall govern this Supplemental Indenture, without regard to the conflict of laws provisions thereof.

                 5. Counterparts. This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

                 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Date:                                   GUARANTOR
       ---------------------, ------
                                        By:
                                            ----------------------------------
                                                    Name:
                                                    Title:
Attest:

------------------------------------
Name:
Title:
                                        American Stock Transfer & Trust Company, as Trustee

                                        By:
                                            ----------------------------------
                                                    Name:
                                                    Title:
Attest:

------------------------------------
Name:
Title:





                                      E-2